Exhibit 10.11

CONFIDENTIAL

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

Payment Services Provider Agreement

This Payment Services Provider Agreement (“Agreement”) is entered into as of July 22, 2013 (the “Effective Date”) between Stripe, Inc., a Delaware corporation with offices at 3180 18th Street, Suite 100, San Francisco CA 94110 (“Stripe”) and Shopify Payments (USA) Inc., a Delaware corporation with offices at c/o CT Corporation, Corporation Trust Centre, 1209 Orange Street, Wilmington Delaware 19801 USA (“Shopify USA”). Stripe and Shopify USA may be collectively referred to herein as the “Parties” and each as a “Party”.

RECITALS

A. Stripe provides payment processing services to software developers and other third parties for financial transaction processing of credit cards, debit cards, and other Payment Devices, including such cards that are issued for acceptance on the payment networks operated by Visa, Inc. (“Visa”), MasterCard International Incorporated (“MasterCard”), American Express (“Amex”) and other Payment Network operators (Stripe’s payment processing services collectively referred to herein as the “Stripe Services”);

B. Shopify Inc. (as further defined below, “Shopify”), the parent company of Shopify USA, is a provider of various commerce services to third-party merchants pursuant to an agreement with each of them;

C. Under the terms of the Services Agreement dated April 16 2012, between Stripe and Shopify (the “Original Platform Agreement”), Stripe provides the Stripe Services to certain third-party merchant customers of Shopify (“Old Portfolio Merchants”); and

D. Shopify USA desires to become a registered payment service provider of Wells Fargo Bank, N.A. (the “Bank”) pursuant to which it will provide financial processing products and services of Stripe and the Bank (such services being “Shopify Payments”) to Shopify Merchants in the Territory (as such terms is defined blow);

The Parties hereby agree as follows:

AGREEMENT

1. Definitions. Capitalized terms used in this Agreement and not otherwise defined in context are defined in Exhibit A attached hereto.

2. Scope of Agreement. Subject to the terms and conditions of this Agreement:

a. Development and Implementation of the Services.

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i. Subject to Section 3 and in accordance with the phased timeline described in Exhibit B, the Parties will collaborate to make available Shopify Payments to Shopify Merchants and third-party merchant applicants.

b. Transaction Processing.

i. Shopify USA hereby appoints Stripe to provide the Stripe Services with respect for those Shopify Merchants that elect to procure Shopify Payments pursuant to a Merchant Agreement (as defined below) (such a Shopify Merchant being a “Shopify Payments Merchant”);

ii. Stripe accepts such appointment and, commencing on the Launch Date, will provide the Stripe Services to Shopify Payments Merchants throughout the Term of this Agreement in the Territory.

iii. As and from the Launch Date, Stripe will provide the Stripe Services for card-not-present Shopify Payments Merchant transactions (“CNP Transactions”) submitted over the internet; the Parties shall collaborate to develop and implement card-present merchant transaction (“CP Transaction”) processing services at point-of-sale Shopify Payments Merchant locations in accordance with Section 6(b) for activation as soon as reasonably practicable. The date upon which the Parties first make Stripe Services generally available for card-present transactions shall be mutually agreed upon (the “CP Date”). In addition, the Parties shall collaborate to integrate Shopify Billing payment processing into Shopify Payments in accordance with Section 6(c).

c. Territory; International Expansion. As of the Launch Date, Stripe will make the Stripe Services available to Shopify Payments Merchant who conduct business in the Territory in U.S. Dollar transactions. As and when Stripe is able to provide Stripe Services for merchants outside of the United States or in currencies other than U.S. Dollars, Stripe shall offer such services to Shopify USA, Shopify and its affiliates under an additional agreement similar to this Agreement to be negotiated and agreed upon in each of those additional jurisdictions (each such agreement being a “Foreign Processing Agreement”). For example, but without limitation, those Old Portfolio Merchants that are located in Canada will be eligible to be offered Canadian Dollar Stripe Services in Canada when Stripe and Shopify enter into a Foreign Processing Agreement in respect of Canada.

3. Shopify Payments Implementation Phase

a. Parties’ Continued Performance of Existing Platform Services Agreement. Until the Launch Date with regard to Old Portfolio Merchants’ payment processing activity in the United States, (i) Stripe will continue to perform its obligations under the Original Platform Agreement, and (ii) Shopify

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USA shall not interfere with the continued performance by Shopify under the Original Platform Agreement. In addition, Stripe will continue to perform its obligations under the Original Platform Agreement outside the United States, until such time as is otherwise agreed between Shopify and Stripe. At any moment in time a given Shopify Merchant that is processing through Stripe will be doing so as a result of only one of the following, but not more than one: (i) the Old Platform Agreement; (ii) this Agreement, as a Shopify Payments Merchant; or (iii) pursuant to a Foreign Processing Agreement. The responsibility for services, fees payable between parties hereto and applicable technical specifications for each of the foregoing scenarios shall be derived from the Old Platform Agreement, this Agreement or the Foreign Processing Agreement, as the case may be. Shopify USA may, at its discretion, but in coordination with Stripe as provided for below, solicit or require Old Portfolio Merchants to enter into Merchant Agreements in substitution of their existing merchant agreements established under the Old Platform Agreement (each an “Old Merchant Agreement”) (such substitution being a “Migration” to Shopify Payments). As and when Foreign Processing Agreements are entered into, Shopify or its affiliates shall, similarly, have the right to cause merchants procuring Stripe Services under the Old Platform Agreement, in jurisdictions outside of the U.S., to Migrate to Shopify Payments (i.e. not the U.S. version) available as a result of the applicable Foreign Processing Agreement. The parties shall, prior to August 1, 2013, establish a procedure by which such Migrations will take place that will be seamless from the perspective of the Shopify Merchant, which procedures shall foresee such Migrations not only in the U.S. but elsewhere as well.

i. Treatment of Old Portfolio Merchants on Shopify Platform. The Parties shall mutually agree on a procedure and timeline for the Migration of Old Portfolio Merchants to Shopify Payments. Shopify USA shall cause Shopify to agree to terms for such Migration to Shopify Payments procedures that are acceptable to Shopify USA. The Parties shall ensure that all transaction data generated by an Old Portfolio Merchant prior to the effective date of a Migration to Shopify Payments is preserved and continues to be accessible to such merchants when using Shopify Payments. Subject to Applicable Law, the Parties shall mutually agree on a procedure for transfer of/assignment or novation of existing Old Merchant Agreements between each Old Portfolio Merchant and Stripe under the Original Platform Agreement to the Merchant Agreement in order to give legal effect to the Migration to Shopify Payments. The parties expect Migrations to be ongoing in light of the fact that in each jurisdiction where a Foreign Processing Agreement is adopted they expect there to be Shopify Merchants using Stripe Payments under the Old Program Agreement prior to the effective date of the Foreign Processing Agreement.

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ii. Change in Settlement Flows. In accordance with Applicable Law, Payment Network rules and the applicable payment service provider agreements, the Parties shall cooperate to effect any necessary changes to merchant settlement flows as of the Launch Date to ensure proper settlement and assessment of Shopify Payments fees for all transactions conducted under Shopify Payments, and termination of settlement flows to merchant settlement accounts such as they were under the Old Program Agreement merchant agreement for the merchant.

b. Shopify Registration as Compliant Service Provider. In order to provide Shopify Payments to Shopify Merchants, Shopify USA shall make commercially reasonable efforts to register with the applicable Payment Networks as a Compliant Service Provider to Wells Fargo Merchant Services Inc. (“WFMS”) no later than the Launch Date set forth in Section 4(b). Stripe will make commercially reasonable efforts to assist and cause Bank to assist Shopify USA to obtain such registration. Stripe shall similarly assist and cause the applicable foreign bank to assist Shopify in obtaining the applicable registrations in each Foreign Processing Agreement jurisdictions, such as they may be from time to time.

c. Development and Testing of Shopify Payments. Shopify USA will develop Shopify Payments with technical assistance from Stripe. Shopify USA will test the Shopify Payments platform to the Parties’ mutual satisfaction in accordance with the timeline set forth in Section 4(b). As additional functionality is developed and tested, the Parties will cooperate to incorporate such functionality into the existing services provided or available to Shopify Merchants.

d. Merchant Account Application Interface (Dual Account Application). As further set forth in Schedule 3(d), Shopify USA shall incorporate a web-based interface (the “Merchant Account Application Interface”) into Shopify Payments that permits a merchant to apply for both a Shopify Payments account, subject to a Merchant Agreement (as defined below) and a Stripe Account. As between the Parties, Stripe will assume exclusive responsibility for the Stripe Account and shall indemnify and hold Shopify USA and its affiliates from any and all claims, liabilities or other losses arising from or related to any Stripe Account. Until otherwise provided for herein, the Stripe Account shall remain inactive and no products or services shall be provided to the Shopify Merchants through such account. Shopify Services are provided pursuant to the Shopify Merchant Agreement entered into by all Shopify Merchants prior to or concurrently with being solicited for Shopify Payments. Nothing in this Agreement shall be construed to require either party to transfer any information to the other party to the extent that it cannot do so without violating Applicable Law. Shopify USA will develop and test the Merchant Account Application Interface to the Parties’ mutual satisfaction in cooperation with Stripe, and in accordance with the timetable set forth in Section 4(b). The Merchant Account

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Application Interface shall collect and transmit sufficient data from each merchant applicant to permit Stripe to perform its underwriting and risk evaluation obligations under Section 5(a). In addition, for merchants approved by Stripe (“Approved Shopify Merchants”), the Merchant Account Application Interface shall, by default, offer to merchant the ability to simultaneously create both a Shopify Payments Account and a Stripe Account in accordance with Section 5(b). However, at the discretion of Shopify USA or the merchant, the Merchant Account Application Interface may also enable a Shopify Merchant to procure one, all or a combination of the following: (i) Shopify Payments; (ii) a Shopify or Shopify USA-enabled third party payment service from PayPal or Google Wallet; (iii) other non-payment products and services of Shopify USA or third parties; (iv) continue using a third party payment service; or (v) a new third party payment service that is not, as of the submission thereof, available through the Stripe Services. New Shopify Merchants that, prior to becoming such, had a payment processor that they wish to continue using in conjunction with the Shopify Services, or that wish to cease using Shopify Payments but not Shopify Services, shall not be required to procure Shopify Payments or the Stripe Services or any other payment service.

e. Development and Approval of Four-Party Shopify Payments Merchant Agreement. The provision of Shopify Payments to a given merchant shall be conditional upon such merchant becoming a party to a four-party merchant agreement substantively in the form set out in Schedule 3.e hereto (the “Merchant Agreement”). The form of Merchant Agreement shall not be changed without the prior consent of Shopify USA, Stripe, and the Bank. Under the Merchant Agreement, Shopify USA, Stripe and the Bank will be responsible to merchant to provide payment services, including the Stripe Services, and Stripe will contract with the merchant as Shopify USA’s agent to deliver the Stripe Services on Shopify USA’s behalf, including obtaining all merchant approvals required to complete payment transactions. As between the parties hereto, however, except as set out herein, Stripe shall bear exclusive responsibility for the supply of Stripe Services to Shopify Payments Merchants under Merchant Agreements.

f. Third-Party Approvals. The Parties acknowledge that the form of this Agreement, the performance of the Stripe Services, the operation of Shopify Payments, and the form of the Merchant Agreement are subject to the ongoing approval of the following entities, as well as subject to the terms of the applicable agreements with such parties (“Third Party Terms”):

i. WFMS;

ii. Wells Fargo Bank, N.A.; and

iii. the applicable rules and regulations of Payment Networks.

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Stripe represents to Shopify USA that this Agreement is consistent with all Third Party Terms. In the event that Shopify USA is in breach of any Third Party Terms, without limitation to other rights of Shopify USA hereunder, Stripe shall provide Shopify USA notice of the breach together with a copy of the clause that Shopify USA is alleged to have breached. Shopify USA will then have thirty (30) days from such notice to cure the breach before it shall be deemed to be in default hereunder. Notwithstanding the foregoing, nothing in this Agreement shall be construed to require Stripe to continue providing services to Shopify USA under this Agreement to the extent that doing so would violate its contract with the Bank or other Third Party Terms. In the event that Stripe is required to cease providing services hereunder on account of Bank or other Third Party Terms, it shall afford Shopify USA such time and reasonable assistance to wind-down its operations hereunder as such third party requirements will permit.

To the extent that Third Party Terms, not expressly foreseen in this Agreement, cause a material adverse effect on Shopify USA or have the effect of undoing the essential commercial bargain of this Agreement, then either party shall have the right to terminate this Agreement on ninety (90) days notice to the other party without penalty or recourse and Shopify USA shall be afforded such time and reasonable assistance to wind-down its operations hereunder as such third party requirements will permit.

4. Transition From Stripe Payment Platform to Shopify Payments. The Parties shall cooperate to transition from the Stripe Payment Platform as set forth in the Original Platform Agreement to Shopify Payments in accordance with this Section 4 as the default method of providing Stripe Payments to Shopify Merchants.

a. Shopify Payments Deployment Terms and Acceptance Criteria. Subject to the Third Party Terms, the Parties shall mutually agree on the criteria for testing, acceptance, and final deployment of Shopify Payments, and agree to make commercially reasonable efforts to complete testing and acceptance thereof in accordance with Section 4(b).

b. Timetable. The Parties shall make commercially reasonable efforts to complete development and testing of Shopify Payments and obtain all necessary third-party approvals no later than August 1, 2013. The Parties shall launch Shopify Payments within thirty (30) days after (i) the Parties mutually agree that the tasks set forth in Section 3 have been completed, and (ii) each Party certifies to the other Party in writing that it has received all of the third-party approvals required under Section 3(f) (the “Launch Date”).

c. Default Position; Marketing Commitment. Throughout the Term, subject to Section 3(d) hereof, (i) Shopify Payments powered by Stripe will be the primary credit and debit card payment processor that Shopify USA or its affiliates

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presents, markets or promotes to Shopify Merchants in the Territory, and (ii) Stripe will be the only credit or debit card processing service used by Shopify or its affiliates to deliver Shopify Payments. For greater certainty, Shopify may make other credit or debit card payment processing services or other payment services available to Shopify Merchants to accommodate such Shopify Merchants pre-existing relationships with other payment providers, or service Shopify Merchants that elect to not use Shopify Payments, but will not encourage or promote the use of such alternative payment services. Shopify USA shall market and promote Shopify Payments to all Shopify Merchants in the Territory in order to encourage them to utilize Shopify Payments. Stripe shall promote the Shopify Services to its customers in the Territory by providing a preferred listing in Stripe’s partner page or similar preferential placement on Stripe’s website.

d. Non-Solicitation. For the Term hereof and for one (1) year thereafter (the “Non-Solicitation Period”):

(i) None of Stripe or any of its affiliates shall, directly or indirectly themselves or authorize any third party to, solicit Shopify Merchants to: (A) terminate a Shopify Merchant Agreement; or (B) terminate a Merchant Agreement. In addition, none of Stripe or any of its affiliates shall, directly or indirectly themselves or authorize any third party to utilize the identity of Shopify Payments Merchants, or other information in respect thereof, learned by Stripe through the provision of the Stripe Services under this Agreement (“Shopify Merchant List”) to solicit such Shopify Payments Merchants to procure credit or debit card processing services other than Shopify Payments. Stripe shall not be in breach of the foregoing in the event that a Shopify Merchant responds to a general advertisement by Stripe that was published without making use of any the Shopify Merchant List or other information obtained through this Agreement, a Merchant Agreement or on account of Shopify USA performance hereunder;

(ii) Except as provided herein with respect to a Stripe Account, Stripe shall not directly re-solicit any Shopify Merchant to offer them a direct relationship with Stripe;

(iii) In the event that a Shopify Payments Merchant contacts Stripe concerning any payment service for use on Shopify during the Term, Stripe will use reasonable efforts to direct such Shopify Payments Merchant to use Shopify Payments;

(iv) None of Shopify USA or any of its affiliates shall, directly or indirectly themselves, or authorize any third party to, solicit Stripe Merchants to terminate a Stripe Account. Shopify USA shall not be in breach of the foregoing in the event that a Stripe Merchant responds to a general advertisement by Shopify USA or one of its affiliates that was published without making use of any information obtained through this Agreement, a Merchant Agreement or on

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account of Stripe performance hereunder; and

(v) Neither party hereto nor any of their affiliates shall use information obtained in the course of performing hereunder to intentionally interfere in commercial relationships of the other party, provided that Shopify USA shall have the right to terminate any Merchant Agreement on notice to the other parties thereto.

e. American Express. Notwithstanding anything to the contrary in this Agreement, unless otherwise separately agreed in writing between Stripe and Shopify USA, Stripe will be the service provider with respect to American Express card transaction from Shopify Payments Merchants. Subject to the rights of American Express to require individual Shopify Payments Merchants to enter into a direct agreement with American Express as a condition of processing American Express card (“Amex Card”) transactions, Shopify will have the right to establish the fees charged to Shopify Payments Merchants for processing Amex Card transactions.

5. Operation of Shopify Payments

a. Merchant Application Processing and Underwriting. On behalf of Shopify USA, and in accordance with WFMS requirements, Payment Network rules, and Applicable Law, Stripe shall conduct the following underwriting, account approval, and risk management activities:

i. Underwriting and Screening. Stripe shall underwrite and screen merchant applicants for Shopify Payments in accordance with Stripe’s applicable underwriting policies and procedures as approved by WFMS. Stripe shall also perform Know Your Customer (“KYC”), OFAC, AML, and related screening activities, including conducting initial and periodic reviews of the MasterCard MATCH list and any other any other terminated or prohibited merchant lists specified by Bank in determining whether a merchant applicant shall be permitted to enroll in Shopify Payments. The Parties mutually agree to cooperate in identifying any additional data or procedures pertinent to improving the merchant underwriting process.

ii. Credit Decision. Pursuant to the activities described above, as between the Parties, Stripe shall have sole discretion on credit approvals for merchant applicants, provided that Stripe will consider in good faith input of Shopify regarding credit decisions. Shopify USA may reject an Approved Merchant and deny them the ability to enroll in Shopify Payments. Shopify USA may terminate any Merchant Agreement.

iii. Underwriting Input. Shopify USA shall have the right to require Stripe to increase Shopify Payments Merchant merchant reserves, limit Shopify

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Payments Merchant transaction sizes or frequency, provided that Stripe is able, using its then-current technical systems, to implement such changes without significant manual intervention. Nothing in the foregoing shall limit the ability of Stripe or the Bank to impose larger reserve requirements on a Shopify Payments Merchant or otherwise restrict their transaction volume.

iv. Merchant Communication and Business Operations. As between the parties, Shopify will be primarily responsible for all direct, merchant-facing communication regarding Shopify Payments, including requests for additional information, risk investigations involving merchant communication, and other tasks requiring direct merchant interaction to perform underwriting, credit or ongoing compliance functions. Stripe will develop or otherwise make available the necessary APIs, mechanisms or channels to allow Shopify to identify the appropriate communications to Shopify Payments Merchants as required by Stripe, WFMS and Bank, including but not limited to requests for merchant information or documentation. The parties acknowledge that certain Shopify Payment Merchant communication is subject to strict deadlines imposed by Payment Networks (e.g. chargeback notices), consequently, Stripe’s systems shall deliver all required information for notices to Shopify Payments Merchants in a manner that will not materially impede on such deadlines. Where Payment Networks require notices to be sent by paper mail, certified mail or courier, the postage or courier fees shall be paid by Stripe or Shopify USA, as the case may be. The parties will cooperate in good faith to help ensure that such communications are capable of being carried out in a timely and efficient manner.

b. Creation and Ownership of Accounts. The Parties will collaborate to ensure a seamless end user merchant experience for the Shopify Payments Merchant onboarding process, including, for example, data sharing between the Parties, and coordination of any requisite merchant consent to share such data, subject to the Applicable Law. Subject to selections made by the merchant and the parties hereto in the course of the Merchant Account Application Interface, upon underwriting and credit approval from Shopify USA and Stripe, each approved Shopify Merchant will have or be eligible to have three (3) accounts, as set forth below:

i. Shopify Accounts. Each Shopify Merchant shall have a Shopify account (“Shopify Account”) pursuant to a Shopify Merchant Agreement, and Shopify shall be the sole owner of all Shopify Accounts. Each Shopify Account exists prior to any agreement of a Shopify Merchant under the Old Program Agreement or a Merchant Agreement. Nothing in this Agreement shall prohibit Shopify, or any of its affiliates, from soliciting any Shopify Account for any product or service. As between the parties, Shopify shall be solely responsible for providing all services contemplated in Shopify Merchant Agreements to Shopify Accounts, and the duration of such account’s existence shall be independent of the Term of this Agreement.

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ii. Shopify Payments Account. Each Shopify Payments Merchant shall have a Shopify payments account (“Shopify Payments Account”) pursuant to the Merchant Agreement. As between the parties hereto, Shopify USA shall be the sole owner of the Shopify Payments Account.

iii. Stripe Accounts. Each Shopify Merchant will have a Stripe Account, and as between the parties Stripe will be the sole owner of all such Stripe Accounts. For purposes of Shopify Payments, Stripe Accounts shall remain dormant until such time as this Agreement terminates, or a Shopify Merchant seeks to establish an independent relationship with Stripe outside the context of this Agreement. For clarity, the establishment of such an independent relationship does not constitute a breach of the confidentiality, non-solicitation or other provisions of this Agreement in so far as Stripe has not intentionally solicited the Shopify Merchant to terminate its relationship with Shopify USA or enter into some other relationship the purpose of which is to provide services that are intended to replace Shopify Payments as the Shopify Merchant’s payment solution either within Shopify’s ecommerce store building and hosting service, or Shopify’s related POS service. For clarity, the Stripe Account established under this Agreement will not be used to process payments associated with any service other than Shopify Payments, and as between the parties, Stripe shall be solely responsible for providing all services in respect of Stripe Accounts and the duration of such account’s existence shall be independent of the Term of this Agreement.

iv. Transferability of Merchant Accounts. If a Shopify Payments Merchant terminates its Merchant Agreement, and the Shopify Payments Merchant desires to continue receiving payment processing services from either Party under a new agreement with the respective Party, the Parties mutually agree to cooperate in providing an orderly transfer of the Shopify Payments Merchant’s payment processing account information to the new payment processing service. A Party hereto that has solicited a Shopify Payments Merchant to terminate its Merchant Agreement in violation of the non-solicitation provisions hereof shall not benefit from this provision.

c. Merchant Pricing. Shopify USA shall have the exclusive right to set merchant pricing for Shopify Payments and, for the term of each Merchant Agreement, Shopify USA shall have the right to use the Stripe Services payment processing pricing interface and tools pursuant to this Agreement in order to assist in ascertaining, applying and administering Merchant Fees (as defined below) under Merchant Agreements.

d. Stripe Promotion and Marketing.

(i) Commencing on the Launch Date and throughout the remainder of the Term, Shopify USA will cause Shopify to host a

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dedicated Shopify Payments page within Shopify’s website, which will identify Stripe and describe Stripe’s role in providing the Shopify Payments service (“Shopify Payments Page”). The content and design of the Shopify Payments Page shall be mutually agreed upon by the parties. In addition, Shopify USA will cause Shopify to mention Stripe in a welcome email, if any, sent to each Shopify Payments Merchant, the content of such mention to be mutually agreed upon by the Parties.

(ii) Shopify USA and Stripe shall ensure that Shopify’s Account Application Interface and Stripe’s supporting APIs collectively allow each Shopify Merchant that is an Old Portfolio Merchant or otherwise holds an activated Stripe Account in use on Shopify, to sign up for a Shopify Payments Account using their existing Stripe Account data, with a minimum of data re-entry, subject to acceptance of the Merchant Agreement.

6. Transaction Processing. On behalf of Shopify USA, Stripe shall provide the following types of transaction processing services to Shopify Merchants in accordance with the terms of the Merchant Agreement:

a. Card Not Present Transactions. Stripe shall process CNP Transactions submitted by Shopify Payments Merchants over the Internet.

b. Card Present Transactions. Commencing on the CP Date, Stripe shall process CP Transactions conducted at point-of-sale Shopify Payment Merchant locations in the Territory.

i. Provision of Terminals and Equipment. The Stripe Services shall operate in respect of CP Transactions, which operation shall be capable of integrating to customary mobile and other POS equipment and gateways. Shopify USA shall, at its sole discretion, select the type of POS equipment that it wishes to use with Shopify Payments, subject to security and technical parameters under applicable Third Party Terms and reasonably necessary for integration with Stripe Services. Shopify USA is under no obligation, however, to deploy POS equipment to its Shopify Payments Merchants. For greater certainty, during the term of this Agreement and for one (1) year thereafter, none of Stripe or any of its affiliates shall, directly or indirectly nor may they authorize any third party to, utilize the Shopify Merchant List to solicit Shopify Merchants to procure POS equipment other than as permitted by Shopify USA.

ii. Integration of POS Infrastructure with Stripe Services. When Shopify USA deploys POS equipment to Shopify Payments Merchants, Shopify USA will utilize the Stripe API to integrate the POS Infrastructure with the Stripe Services to permit Stripe to process CP Transactions for Shopify Merchants. Stripe will cooperate with Shopify and Shopify USA to add such additional

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functionality to the Stripe API as is reasonably necessary to support CP Transactions on the mutually agreed upon timeline. Subject to Section 4(c) above, nothing in this Agreement shall prevent Shopify USA or its affiliates from using a third party acquiring bank or processor for card present transactions or other non-card-based payment transactions.

iii. Transaction Data Sharing/Feed. In accordance with applicable Payment Network rules and financial institution requirements, Shopify USA shall ensure that Stripe receives all data necessary to process CP Transactions.

iv. Customer Service. The parties hereto shall share in customer service responsibilities in respect of Shopify Payments Merchants in a manner to be agreed upon between the parties.

c. Shopify Billing. Shopify USA has the right to use the Stripe Services, as a merchant itself, or on behalf of its affiliates, for billing to its Shopify Merchants, for which it shall pay the fees applicable to other services the Shopify USA procures hereunder. For greater certainty, fees billed to Shopify USA for Stripe Services used by Shopify USA, as a merchant itself, will not be the fees normally paid by Shopify Payments Merchant, they will instead be the fees set out in Schedule 9 to this Agreement. Shopify USA is under no obligation to engage Stripe for its own processing needs as a merchant, and Shopify USA may cease doing so at any time without penalty hereunder. Shopify USA billing or its billing on behalf of its affiliates may be, at the discretion of Shopify USA, added to Merchant Fees levied on Shopify Payments Merchant under Merchant Agreements and settled to Shopify USA or its affiliate in the manner set out below.

7. Settlement Funds; Fee Disbursement and Flow of Funds. In accordance with the applicable Merchant Agreement and the terms of this Agreement and the respective payment service provider agreements each Party has with WFMS, funds in settlement of Shopify Merchant transactions shall be cleared and settled as follows:

a. Settlement of Funds.

i. Merchant Accounts with WFB. Settlement funds for transactions completed by Shopify Payments Merchants through Shopify Payments will be deposited to a Bank bank account titled in the name of Wells Fargo Bank for benefit of Stripe merchants (a “WFB FBO Account”). The terms and conditions associated with such account shall be established by direct contractual relationship between Shopify USA and Bank.

ii. Settlement Procedures and Timing. No later than one (1) business day following deposit by Bank into the WFB FBO Account of the face

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value of transactions processed by Shopify Payments Merchants, Stripe will remit to a deposit account of Shopify USA (the “Shopify USA DDA”) all Merchant Fees collected from such Shopify Payments Merchant, provided that the WFB FBO Account has a balance adequate to cover all reasonably anticipated transfers to Shopify Merchants, transaction refund amounts and chargeback amounts for recent Shopify Merchant transactions. Stripe and Shopify USA will cooperate to determine a method for determining such minimum balance. On receipt of the Merchant Fees in the Shopify USA DDA, Stripe shall have the right to debit such account, by ACH, for the amount of its Fees as well as, without duplication, interchange and fees payable to Bank in respect of Shopify Payments Merchant transactions (such interchange and Bank fees being, collectively, the “Bank Fees and Interchange”). Insofar as the Bank has off-set from settlements to Shopify USA or debited the Shopify USA DDA or Shopify USA has otherwise funded any amounts of chargebacks or other losses under Merchant Agreements, then Shopify USA shall have the right to offset from payments to Stripe hereunder or debit from Stripe’s bank account identified by Stripe for deposits in conjunction with this Agreement (the “Stripe DDA”), the amount for which Stripe is responsible in respect thereof and any other liabilities that Stripe may have to Shopify USA. As between the parties, Stripe shall be responsible to pay the Bank, on a timely basis, all Bank Fees and Interchange. In accordance with its published payout schedule and subject to the terms of the applicable Merchant Agreement, Stripe shall instruct Bank to remit by ACH from the WFB FBO Account to an account designated by the Shopify Payments Merchant in the Merchant Agreement, the face value of their transactions less: (i) all fees payable under the Merchant Agreement (such fees under the Merchant Agreement being the “Merchant Fees”, which may include not only fees for Shopify Payments but also Shopify or its affiliate fees for their respective services); and (ii) other amounts owing by the Shopify Payments Merchant under the Merchant Agreement. Where Shopify Payments Merchant chargebacks are not funded by their settlements, each party hereto shall be responsible for providing to the Bank their respective share of such liabilities (as set out in Section 13 of this Agreement below) by remitting them to the WFB FBO Account.

iii. Reconciliation. Stripe shall conduct periodic reconciliation of the WFB FBO Account with Bank and with Shopify USA, for transactions related to Shopify Payments Merchants, in accordance with Stripe’s standard reconciliation procedures.

iv. Pre-Existing Accounts. For greater certainty, each Shopify Payments Merchant will be treated the same with respect to revenue sharing, pricing, and other terms under this Agreement, regardless of whether such Shopify Payments Merchant was already procuring services from one of the Parties before becoming a Shopify Payments Merchant under this Agreement,

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except and to the extent otherwise contemplated herein in respect of Old Portfolio Merchants.

b. Other Shopify. Subject to compliance with applicable Payment Network requirements, Stripe shall permit Shopify USA to utilize the Stripe Services interface to submit additional settlement instructions to Bank to deduct any additional fees owed to Shopify or its affiliates, and to customize payout schedules for Shopify Merchants, subject to funds availability.

8. Chargebacks and Payment Management; Merchant Data. On behalf of Shopify USA, Stripe will process retrieval requests and chargebacks, and handle transaction data as follows for all Shopify Payments Merchants:

a. Compliance. Stripe will process all retrieval and chargeback requests in compliance with all Bank, WFMS, and Payment Network requirements.

b. Routing. In accordance with the timeline and other requirements set forth in Exhibit B, Stripe will configure the Stripe Services to programmatically route chargeback and retrieval request information to Shopify Payments.

c. Processing and Merchant Communication. As between the Parties, Shopify USA will manage merchant chargeback pricing and chargeback communications with Shopify Merchants subject to procedures mutually agreed upon by the Parties.

d. Payment Management Platform/Merchant Data. Stripe will provide Shopify USA with all necessary transaction data, Stripe APIs, or other interfaces to permit Shopify USA to integrate each Shopify Merchant’s commerce platform with the Stripe Service’s payment management features, including data regarding analytics, refunds and chargebacks.

9. Stripe Fees and Revenue Share. Shopify USA shall pay Stripe the fees for the Stripe Services and share of Shopify Payments revenue as set forth in Schedule 9 hereto (the fees appearing in such schedule being the “Fees”).

Stripe shall not make amendments to Fees except as a direct consequence of documented increases in its costs from Bank or Payment Networks without markup to Stripe or Shopify USA and that Shopify USA shall have the right to pass through to Shopify Payments Merchants under Merchant Agreements. For greater certainty, increases in telecom, gateway, postage, rent and all other costs of the Stripe shall not entitle Stripe to make any changes to Schedule 9 hereto. In the event of an increase in Fees other than as provided in the previous sentence, without limitation to other remedies available to Shopify USA, Shopify USA shall have the right to terminate this Agreement without penalty.

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Stripe may not impose new termination fees or amend termination fee amounts in existing Merchant Agreements.

10. Branding Requirements. In connection with Shopify Payments, Shopify USA will comply with all applicable Payment Network and Bank branding guidelines. Shopify Payments will be primarily branded as a Shopify service with Shopify Marks and include clear “powered by Stripe” or similar Stripe Marks within the account setup flow, as mutually agreed by the Parties. For clarity, the parties anticipate that Stripe’s brand will be visible to the Shopify Merchant in multiple places in the Shopify Payments product experience, as mutually agreed, and do not intend that the Shopify Payments service will be a “white labeled” experience. References to Stripe in the Shopify Payments product will not be linked to a Stripe site.

11. Merchant Termination. In accordance with the terms of the Merchant Agreement, each Party may terminate a Shopify Merchant in its sole discretion. Upon any termination of a Merchant Agreement, the parties hereto shall immediately discontinue processing transactions originated by the terminated merchant through Shopify Payments.

12. Fraud Management and Risk Monitoring. On behalf of Shopify USA, Stripe shall perform fraud management and risk monitoring activities for enrolled Shopify Payments merchants in order to comply with Bank policies and Payment Network rules, as well as to manage the fraud risks associated with transactions submitted by Shopify Merchants. The Parties shall cooperate in identifying any additional information or procedures that the Parties may employ to reduce fraud and monitor risk on behalf of Shopify Merchants and Shopify Merchant customer shipping information. The Parties shall cooperate in determining best practices for the integration of third-party fraud management services with Shopify Payments, in order to augment Stripe’s fraud management and risk monitoring activities. Unless otherwise agreed, each Party will bear the cost of any third-party fraud management activities that it performs, including any third-party fraud management service that it may use. In accordance with Bank policies and Payment Network rules, the Parties shall ensure that any third-party fraud management service provider engaged by the Parties with access to cardholder data complies with all applicable PCI requirements and is registered with the applicable Payment Networks and Bank as a Compliant Service Provider.

13. Liability and Risk of Loss. In accordance with the Service Provider Agreement dated as of March 8, 2011, between Stripe and Bank, Stripe will bear all financial responsibility to Bank related to the Stripe Services, including all unrecoverable chargebacks, unpaid interchange, fees, assessments, fines and other liability arising from a Shopify Payments Merchants’ failure of delivery or performance under or in relation to a Merchant Agreement. As between Stripe and Shopify USA, Shopify USA will bear [*****]% of such liability and Stripe will bear

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[*****]% of such liability. Shopify USA acknowledges and agrees that Stripe or its financial partners may require a reserve to secure Shopify USA’s liability (the “Stripe Reserve”). Such reserve shall: (i) be the property of Shopify USA; (ii) be kept in a separate bank account of Stripe and not comingled with Stripe’s ordinary commercial accounts; and (iii) be remitted in its entirety, such as it may be, to Shopify USA no later than six (6) months following termination of this Agreement or such later date as Stripe or Bank reasonably believes is necessary to satisfy the liabilities of Shopify USA under this section of this Agreement. During the Term and so long as Stripe maintains any Stripe Reserve, Stripe shall provide Shopify USA with no less than a monthly accounting in respect thereof detailing the bases of any withdrawals from such reserve. As a condition of receiving the Stripe Services described under this Agreement, Shopify USA will promptly and fully comply with any such reserve obligation. Notwithstanding the foregoing, the Parties acknowledge that no indemnity, limitation of liability or other contract term between Stripe and Shopify USA will relieve Stripe of its liability to Bank. Stripe may not use funds in the Stripe Reserve to offset any liabilities other than: (i) those of a Shopify Payments Merchant in respect of its Shopify Payments account; or (ii) those of Shopify USA hereunder. For example, but without limitation, Stripe Reserve funds may not be used to offset Shopify Payments Merchant liability to Stripe in respect of its Stripe Account.

14. Reporting. The Parties shall cooperate in good faith in order to comply with all applicable Payment Network reporting requirements, as well as reporting requirements imposed by Bank. Together with each payment to Shopify USA hereunder, and online between such payments, Stripe shall provide Shopify USA accurate reporting concerning Shopify Payments Merchant processing that will include no less than: (a) the pricing actually applied to each individual Shopify Payments Merchant for each element of the Stripe Services; (b) the amounts actually paid by Shopify Payments Merchant; and (c) the amounts to which each party is entitled as a function of this Agreement. Stripe shall supply, in its reporting to Shopify USA, no less data than it receives from Bank.

15. Costs. Each Party will bear its own costs and expenses (including legal and accounting fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

16. Taxes. The amounts to be paid under this Agreement are inclusive of taxes and each Party will bear any taxes imposed by Regulatory Authorities associated with funds received by it under this Agreement. On behalf of Shopify USA and in accordance with Applicable Law, Stripe shall prepare annual 1099 forms for Shopify Merchants.

17. Audits, Assessments, Investigations. Each Party mutually agrees to cooperate in good faith with the other Party in the case of an external audit, assessment, or investigation of either Party by a Regulatory Authority, WFMS, or

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Bank. In the event of a dispute over amounts owing hereunder, Shopify USA shall have the right at its own expense to audit the books and records of Stripe solely to verify Stripe’s compliance with the terms hereof. Any such audit shall be undertaken during Stripe’s normal business hours, on not less than fifteen (15) business days’ prior written notice to Stripe, and not more often than once per calendar year. Any report of other material produced as a result of any such audit shall be the Confidential Information of both Parties.

18. Exclusivity. For a period beginning on the Effective Date and ending of one (1) year after the Launch Date, none of Stripe or any of its affiliates shall, directly or indirectly enter into any agreement with [*****] or [*****] to sponsor them as a payment services provider under applicable Visa, MasterCard or American Express rules in the Territory.

19. Term and Termination.

a. Term. The term of this Agreement will commence on the Effective Date and, unless terminated earlier as provided herein, shall continue for twenty-four (24) months thereafter (the “Initial Term”). The term will thereafter continue for success twelve (12) month periods (each a “Renewal Term” and together with the Initial Term, the “Term”) unless either party gives notice at least thirty (30) days prior to the end of the then current Term.

b. Termination for Cause. Either Party may terminate this Agreement immediately upon written notice if the other Party is in breach or default of any material obligation herein and fails to cure such breach or default within thirty (30) days after the receipt of written notice to that effect. The rights and remedies provided in this section are not exclusive and are in addition to any other rights and remedies provided by Applicable Law or this Agreement.

i. Other Termination Rights.

(A) Termination or Breach of Original Platform Agreement. Each party shall have the right to terminate this Agreement if the other, or Shopify defaults on its obligations under the Original Platform Agreement.

(B) Termination for Convenience after Initial Term. After the expiration of the Initial Term, either Party may terminate the Term with or without cause upon sixty (60) days’ prior written notice to the other Party.

(C) Effect of Termination. No termination hereof shall affect the validity of or performance by the parties hereto in respect of Merchant Agreements all of which shall survive termination. Upon a termination hereof, Shopify USA shall have the right to either: (i) have the parties hereto continue to perform hereunder, with each of the Parties continuing to perform hereunder

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during such period of time, until such time as all Merchant Agreements have terminated; or (ii) cause Stripe to assign and cause Stripe to cause Bank and WFMS to assign their respective rights and obligations in Merchant Agreements to a third party designated by Shopify USA (such assignment being a “Deconversion”). In the event of a termination hereof for material and uncured default by Shopify USA, Stripe may elect to continue performing hereunder for only ninety (90) days following such termination during which time Shopify USA shall be obliged to carry out a Deconversion. Stripe shall provide reasonable assistance in any Deconversion, including the supply of data in a reasonably useful format to as to facilitate in its completion with minimal interference with service to Shopify Payments Merchants.

d. Survival. Except as expressly set forth herein, the following Sections shall survive any expiration or termination of this Agreement: Sections 2(b), 4(d), 5, 6(a), 6(b)(i), 7, 8, 9, 11 through 17, 19(i)(B), 19(d), 20, 21, 22(a), 22(b), 22,(c) and 25 through 29.

20. Data Privacy.

a. Collector Retains Rights. In general, each Party will retain all rights in any User Data that it collects from Merchants, subject to the terms of any applicable user agreements and privacy policy, and also subject to this Section 20. “User Data” means all data, whether aggregate information or personally identifiable information, generated or collected by or for a Party under the terms of this Agreement and the Merchant Agreement.

b. Limitations on Sharing User Data. Neither Party shall be obligated to share with the other Party any User Data that it may collect hereunder, except as is reasonably required to operate Shopify Payments and provide the Stripe Services and perform the other obligations in this Agreement. If either Party provides to the other Party any User Data that is Personally Identifiable Information, then the receiving Party will: (a) be permitted to use such shared User Data solely for the purpose of performing its obligations under this Agreement, (b) not disclose any such shared User Data to any third party (other than third parties engaged, under appropriate terms of confidentiality, to assist with the provision of Stripe Services), and (c) utilize commercially reasonable security measures (including, but not necessarily limited to, access control mechanisms and encryption keys, if applicable) to protect such shared User Data from unauthorized access, use, disclosure, alteration or destruction. Subject to each party’s obligations under its privacy policy and applicable law, the respective rights of parties hereto in User Data shall be identical those in Confidential Information below.

21. Confidentiality; Publicity

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a. Confidential Information. The Parties acknowledge that, in the course of their dealings hereunder, each (“Recipient”) may receive or otherwise become familiar with information about the other (“Discloser”), including without limitation, information about the Discloser’s technology, client order information, business activities and operations and its trade secrets that are proprietary or confidential (the “Confidential Information”). Confidential Information includes the terms of this Agreement. Recipient hereby agrees to take all reasonable measures to maintain the confidentiality and secrecy of the Confidential Information of Discloser and to avoid its disclosure. Recipient agrees to limit access to the Confidential Information to authorized employees and outside advisors, such as accountants and lawyers, who have a substantial need to know the Confidential Information. Upon expiration, cancellation or termination of this Agreement, except as otherwise set forth herein, Recipient shall promptly return the Discloser’s Confidential Information or delete all copies of such Confidential Information from its possession and certify in writing to Discloser of such deletion. Notwithstanding the foregoing, Confidential Information will not include any information to the extent that it: (a) is or becomes publicly available through no act or omission on the part of the Recipient; (b) is disclosed to Recipient by a third party having no obligation of confidentiality with respect thereto; (c) is released from confidential treatment by written consent of Discloser; or (d) is required to be disclosed by applicable law or regulation; provided however, if Recipient is required to disclose the Confidential Information or any part thereof to a tribunal or governmental or regulatory agency, then unless Recipient is restricted by law or order, it will notify Discloser prior to such disclosure to allow it to obtain protective orders maintaining the confidentiality of such information.

For greater certainty, but without limitation, as between the parties hereto, any and all Shopify Merchant information that comes into possession of Stripe on account of this Agreement, shall be and remain the Confidential Information of each of Shopify USA and Stripe, and each party shall be entitled to retain such Confidential Information following any expiration or termination of this Agreement without further obligation to the other party. The foregoing joint title in certain Confidential Information shall not be interpreted as a means to lessen the obligations of either Party under the non-solicitation provisions of this Agreement.

c. Press Release. Neither Party will issue any press release or other public communication regarding the relationship of the Parties under this Agreement without the other Party’s prior written approval. Neither party shall make any statements which would in any way disparage the other, its parent corporations or affiliates.

22. License and Intellectual Property.

a. Shopify Intellectual Property. As between the Parties, Shopify USA and its affiliates shall own all right, title and interest, including all copyrights,

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patents, trademarks, trade secrets and other intellectual property rights, in and to the Shopify’s web site, the Shopify Payments service and Shopify Marks.

b. Stripe Intellectual Property. As between the Parties, Stripe shall own all right, title and interest, including all copyrights, patents, trademarks, trade secrets and other intellectual property rights, in and to the Stripe Services, the Stripe APIs, and the Stripe Marks.

c. No Joint Development. The Parties do not intend that any joint development will occur under or in connection with this Agreement. Joint development, if any, will be subject to a separate written agreement between the Parties.

d. Licenses. Shopify USA grants Stripe a nonexclusive, non-transferable, royalty-free, fully paid up license to use the Shopify Marks solely in connection with Stripe’s obligations under this Agreement. Stripe grants Shopify USA and its affiliates a nonexclusive, non-transferable, royalty-free, fully paid up license to use the Stripe Marks solely in connection with Shopify USA’s obligations under this Agreement.

23. Data Security.

a. PCI-DSS Compliance. Each party hereto shall comply with the PCI-DSS standards applicable to it in connection with provision of Shopify Payments under or in connection with this Agreement. Shopify USA will provide Stripe or Wells Fargo such evidence of compliance as either of them may request from time to time, and will, if requested, submit to a third party audit of its compliance with PCI-DSS.

24. Representations and Warranties.

a. Mutual. Each Party hereby represents and warrants that:

i. this Agreement constitutes its legal, valid and binding obligation and has been duly authorized by all requisite action on its part

ii. the execution of this Agreement does not violate any Applicable Law, Payment Network rule, or contract to which such Party is subject.

iii. it is registered with the applicable Payment Networks and with WFMS as a Compliant Service Provider, and shall maintain such registration for the duration of this Agreement;

iv. there are no actions, suits or proceedings existing or pending against or affecting it before any Regulatory Authority which would have a material adverse effect on its ability to perform its obligations hereunder.

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b. No Representations or Warranties. Neither Party shall make any representations or warranties concerning the other Party’s services except as may be specifically authorized, in writing, by such Party or set out herein. Stripe hereby warrants to Shopify USA that its services to Shopify USA and Shopify Merchants will perform in accordance with their published specifications in all material respects. Stripe further warrants that in performing its obligations hereunder, Stripe shall exercise due care and reasonable efforts to ensure that information originated by Stripe and provided to Shopify is accurate.

25. Disclaimer of Warranty. EXCEPT AS EXPRESSLY WARRANTED IN SECTION 24 ABOVE, EACH PARTY EXPRESSLY DISCLAIMS ANY FURTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, AND TITLE.

26. Limitations on Liability; Liability Cap. NEITHER PARTY SHALL, UNDER ANY CIRCUMSTANCES, BE LIABLE TO THE OTHER FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, WHETHER BASED ON BREACH OF CONTRACT, BREACH OF WARRANTY, TORT (INCLUDING NEGLIGENCE, PRODUCT LIABILITY OR OTHERWISE), OR ANY OTHER PECUNIARY LOSS, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

27. Indemnification.

a. Mutual Indemnity. Stripe and Shopify USA (as applicable, the “Indemnifying Party”) will each indemnify, defend and hold harmless the other Party, as well as its Affiliates and licensees, Bank and each of its officers, shareholders, directors, employees and agents (collectively, the “Indemnified Parties”) from and against any and all liabilities, obligations, losses, damages, claims, demands, suits, actions, deficiencies, penalties, taxes, levies, fines, judgments, settlements, costs, expenses, legal fees and disbursements, and accountants’ fees and disbursements (collectively, “Claim” or “Claims”) incurred by, borne by or asserted against any of the Indemnified Parties in any way relating to third-party claims that arise out of or result from: (i) the Indemnifying Party’s performance, failure to perform or improper performance under this Agreement any gross negligence or willful misconduct of any employee or subcontractor of the Indemnifying Party; (ii) breach of any representation, warranty or covenant of the Indemnifying Party contained herein; (iii) any breach of or (iv) any actual or alleged infringement of any patent, copyright trademark, trade name, trade secret or other proprietary or intellectual property right by any service or product, including software, delivered by the Indemnifying Party pursuant to this Agreement.

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b. Indemnification Procedures. In connection with any Claims, the Indemnified Party will: (i) give the Indemnifying Party prompt written notice of the Claim (provided that any delay in notification will not relieve the indemnifying of its obligations hereunder except to the extent that the delay impairs its ability to defend; (ii) cooperate reasonably with the Indemnifying Party (at the Indemnifying Party’s expense) in connection with the defense and settlement of the Claim; and (iii) permit the Indemnifying Party to control the defense and settlement of the Claim, provided that (a) the Indemnifying Party may not settle the Claim without the Indemnified Party’s prior written consent if such settlement includes any admission of civil or criminal liability by the Indemnified Party or would otherwise result in any damages that are not eligible for indemnification on the party of the Indemnified Party, and (b) the Indemnified Party (at its cost) may participate in the defense and settlement of the Claim with counsel of its own choosing.

28. Governing Law; Waiver of Jury Trial. This Agreement shall be construed and controlled by the laws of the State of California, USA, regardless of the conflicts of law provisions of California or any other jurisdiction. For all purposes of this Agreement, the parties consent to exclusive jurisdiction and venue in the United States Federal Courts located in the Central District of California.

a. Enforcement; Waiver of Jury Trial. Stripe and Shopify USA hereby irrevocably waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement, or any dealings between them relating to the subject matter of this Agreement and the relationship that is being established. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Stripe and Shopify USA each acknowledge that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Stripe and Shopify USA further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, and may not be modified either orally or in writing, and this waiver shall apply to any subsequent amendments, renewals, supplements or modifications to this Agreement, or to any other documents or agreements relating to the Stripe Services. The provisions of this Section 28 shall expressly survive the termination or expiration of this Agreement.

29. General.

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a. Force Majeure. If the performance of this Agreement or any obligation hereunder is prevented, restricted or interfered with by any act or condition whatsoever beyond the reasonable control of the affected Party, the Party so affected, upon giving prompt notice to the other Party, shall be excused from such performance, except for the making of payments hereunder, to the extent of such prevention, restriction or interference.

b. Notices; Requests. All notices and requests in connection with this Agreement shall be deemed given as of the day they are received (a) deposited in the U.S. mails, postage prepaid, certified or registered, return receipt requested; or (b) sent by overnight courier, charges prepaid, to the following address:

To Shopify USA:	Shopify Payments (USA) Inc. 126 York Street Suite 200 Ottawa, ON, Canada, K1N 5T5 Attn: General Counsel

To Stripe:	Stripe, Inc. 3180 18th Street Suite 100 San Francisco, CA 94110 USA Attn: General Counsel

c. Assignment. Neither Party may assign or transfer this Agreement, or any portion thereof, to any third party unless the other Party expressly consents to such assignment in writing, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that either Party may assign its rights and obligations under this Agreement in connection with a merger, consolidation or sale of all or substantially all of its assets. Subject to the limitations set forth herein, all terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and each of their permitted transferees, successors and assigns.

d. Severability. Any provision of this Agreement which is deemed invalid, illegal or unenforceable in any jurisdiction, shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining portions hereof in such jurisdiction or rendering such provision or any other provision of this Agreement invalid, illegal, or unenforceable in any other jurisdiction.

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e. Independent Contractor. Each Party is an independent contractor, and nothing contained in this Agreement shall be construed to create or imply a joint venture, mandate, partnership, principal-agent or employment relationship between the Parties. No Party shall take any action or permit any action to be taken on its behalf which purports to be done in the name of or on behalf of the other Party and neither Party shall have any power or authority to bind the other Party.

f. Interpretation.

i. The Section, Exhibit and Schedule headings are for convenience only and shall not affect the interpretation of this Agreement.

ii. References in this Agreement to Sections, Exhibits, and Schedules are references to clauses of and schedules to this Agreement. References to the singular include the plural and vice versa, and references to one gender include the other gender.

iii. Any reference to persons includes natural persons, firms, partnerships, limited liability partnerships, companies, corporations, unincorporated associations, local authorities, governments, states, foundations and trusts (in each case whether or not having separate legal personality) and any agency of any of the above.

iv. Wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “but not limited to” or “without limitation” unless the context requires otherwise.

v. The word “or” means both “and” and “or,” except where the context clearly indicates that the parties intend “or” to designate alternatives only, including when the word “either” or similar words or phrases are used.

vi. Any reference to a statute, statutory provision or subordinate legislation (legislation) (except where the context otherwise requires) (i) shall be deemed to include any by-laws, licenses, statutory instruments, rules, regulations, orders, notices, directions, consents or permissions made under that legislation and (ii) shall be construed as referring to any legislation which replaces, re-enacts, amends or consolidates such legislation (with or without modification) at any time.

vii. In the event of any inconsistency, ambiguity or conflict between this Agreement and the Schedules, the terms of the Schedules will control, except to the extent that this Agreement expressly provides that a particular section of the Agreement takes precedence over a particular section of a Schedule.

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g. Entire Agreement. This Agreement, and the Original Agreement, represents the entire understanding of the parties and their affiliates with respect to the subject matter hereof and merges and supersedes any prior or contemporaneous understandings. Any modification to this Agreement must be set forth in a signed writing. In the event of any inconsistency between the terms of this Agreement and the Original Agreement, the former shall prevail.

h. Shopify Third Party Beneficiary. Shopify and Shopify Payments (Canada) Inc. are intended to be a third party beneficiaries under this Agreement and shall be entitled to directly enforce and rely upon any provision of the Agreement that confers a benefit on it or Shopify USA. Other than the foregoing, no other person shall be a third party beneficiary to the Agreement.

[Signature page follows]

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IN WITNESS WHEREOF, Stripe and Shopify USA have caused this Agreement to be executed by their authorized representatives as of the Effective Date.

Stripe, Inc.		Shopify Payments (USA) Inc.

By:	/s/ Jon Zieger	By:	/s/ Russell Jones
Print:	Jon Zieger	Print:	Russell Jones
Title:	Gen. Counsel & Corp. Secretary	Title:	CFO

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EXHIBIT A

Definitions

Whenever used in this Agreement with initial letter capitalized, the following terms will have the specified meanings below:

“Applicable Law” means all federal, state and local laws, statutes, regulations, orders and requirements applicable to a Party or relating to or affecting any aspect of this Agreement, and all requirements of any Regulatory Authority having jurisdiction over a Party, including Payment Network bylaws and operating regulations, as any such laws, statutes, regulations, orders and requirements may be amended and in effect from time to time during the term of this Agreement.

“Compliant Service Provider” means an entity approved by and registered with the Visa or MasterCard as a payment service provider that complies with applicable Payment Network data security rules and regulations.

“Payment Network” means any entity formed to administer and promote payment transactions, such as VISA, MasterCard, American Express, Discover, China UnionPay, JCB, the Automated Clearing House, or any other payment scheme or organization that governs the submission of Transactions.

“PCI-DSS” means the Payment Card Industry Data Security Standard.

“Regulatory Authority” means any federal, state or local court, regulatory agency or other governmental agency or authority having jurisdiction over a Party.

“Shopify” means Shopify Inc., the parent company of Shopify USA and provider of the Shopify Services.

“Shopify Merchant” means a third-party merchant who creates or hosts an online store using the Shopify Services.

“Shopify Merchant Agreement” means an agreement between Shopify and Shopify Merchants to deliver Shopify Services in the Territory.

“Shopify Services” means the online store builder, ecommerce hosting and other non-credit card or debit card payment services provided by Shopify in the Territory from time to time.

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“Stripe Account” means an individual Shopify Merchant user’s account maintained by Stripe for the use of Stripe Services pursuant to a Stripe merchant agreement.

“Stripe API” means the application programming interface made available by Stripe for the delivery of its payment processing services.

“Stripe Merchant” means each merchant user of the Stripe Services who obtained a Stripe Account under the Original Platform Agreement, or who has independently established a relationship with Stripe.

“Stripe Services” means the payment processing, reporting and other services provided by Stripe under this Agreement and Merchant Agreements.

“Territory” means the United States of America.

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Schedule 3(e)

Form of Merchant Agreement

Form of Shopify Payments Merchant Agreement

Shopify Payments Terms of Service

The Terms and Conditions described here constitute a legal agreement (“Agreement”) among the sole proprietor or business listed as the “Merchant” in the Shopify Payments service registration page, (the “Merchant” on the registration page, sometimes referred to as “you,” “your”, “user”), Shopify Payments (USA) Inc. (“Shopify”), Stripe, Inc. (“Stripe”), and Wells Fargo Bank, N.A. (“Wells Fargo”, collectively with Shopify and Stripe referred to as “we”, “our” or “us”).

Section A: The Shopify Payments Service (the “Service”)

1.	Our Role

The Shopify Payments service (“Shopify Payments” or the “Service”) is a payment service that helps you accept and process credit card, debit card and other types of card payments (collectively “cards”) from your customers in exchange for your products and services for internet-based transactions (“Card Not Present Transactions” or “CNP Transactions”). Stripe provides the payment services to you on behalf of Shopify. Neither Shopify nor Stripe is a bank or a money services business (“MSB”) nor do they offer banking or MSB services as defined by the United States Department of Treasury. In addition, we do not assume any liability for the products or services purchased using our Service. You will be required to register for a service account to use the Service (see “Getting a Service Account” below). This account allows you to review card transactions that are in the process of settling from Payment Networks and us to your designated settlement bank account.

2.	Our Software

Stripe and Shopify provide the payment software to enable you to use the Service. We reserve the right to require you to install or update any and all software updates to continue using the Service. The foregoing offering is separate and distinct from the Shopify e-commerce and other services that are provided by Shopify Inc. under separate terms and conditions, which are independent of this Agreement (such services being a “Shopify Account” and such agreement being the “Shopify Merchant Agreement”).

3.	Authorization for Handling of Funds

By accepting this Agreement, you authorize Wells Fargo to hold, receive, and disburse funds on your behalf when such funds from your card transactions settle from the Payment Networks. You further authorize Stripe, on behalf of Shopify, to instruct Wells Fargo in the manner of how your card transaction settlement funds should be disbursed to you (such as by ACH credit transaction or sending you a paper check payable to you) and the timing of such disbursements. You also authorize Wells Fargo to hold settlement funds in a deposit account at Wells

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Fargo pending disbursement of the funds to you in accordance with the terms of this Agreement. You agree you are not entitled to any interest or other compensation associated with the settlement funds held in the deposit account at Wells Fargo pending settlement to your designated bank settlement account, that you have no right to direct that deposit account, and that you may not assign any interest or grant any security interest or lien in the settlement funds or the deposit account at Wells Fargo. From time to time, we may make available to you information in the Service Account regarding anticipated settlement amounts that we have received on your behalf from the Payment Networks and are being held by us pending settlement. The settlement information reflected in the Service Account is for reporting and informational purposes only, and does not create any ownership or other rights in settlement funds, which are provisional credits only, until such funds are credited to your designated bank settlement account. Your authorizations set forth herein will remain in full force and effect until your Service Account is closed or terminated.

4.	Payment Methods

The Shopify Payments card processing service supports any U.S.-issued card and most non-U.S. issued cards with a Visa, MasterCard, Discover, or American Express logo (collectively “the Payment Networks”) including credit, debit, pre-paid, or gift cards. Shopify will only process card transactions that have been authorized by the applicable Payment Network or card issuer. You are solely responsible for verifying the identity of users and of the eligibility of a presented payment card used to purchase your products and services, and Shopify does not guarantee or assume any liability for transactions authorized and completed which may later be reversed or charged back (See Chargebacks section below). You are solely responsible for all reversed or charged back transactions, regardless of the reason for, or timing of, the reversal or chargeback. Shopify may add or remove one or more types of cards as a supported payment card any time without prior notice to you.

5.	Customer Service

Stripe and Shopify will provide you with customer service to resolve any issues relating to your Service Account, your card payment processing and use of our software, and the distribution of funds to your designated bank settlement account. You and you solely, are responsible for providing service to your customers for any and all issues related to your products and services, including but not limited to issues arising from the processing of customers’ cards through the Service.

6.	Taxes

It is your responsibility to determine what, if any, taxes apply to the sale of your goods and services and/or the payments you receive in connection with your use of the Service (“Taxes”). It is solely your responsibility to assess, collect, report, or remit the correct tax to the proper tax authority. We are not obligated to, nor will we determine whether Taxes apply, or calculate, collect, report, or remit any

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Taxes to any tax authority arising from any transaction. You acknowledge that we may make certain reports to tax authorities regarding transactions that we process and merchants to which we provide card payment services.

Pursuant to the Internal Revenue Code, merchant acquiring entities and third party settlement organizations are required to file an information return with the IRS for each calendar year, reporting all payment card transactions and third party network transactions with merchants occurring in that calendar year. You acknowledge that on behalf of Shopify, Stripe will report to the Internal Revenue Service the total amount of the payments you receive each calendar year as required by law.

7.	Security

Shopify maintains commercially reasonable administrative, technical and physical procedures to protect all the personal information regarding you and your customers that is stored in our servers from unauthorized access and accidental loss or modification. However, we cannot guarantee that unauthorized third parties will never be able to defeat those measures or use such personal information for improper purposes. You acknowledge that you provide this personal information regarding you and your customers at your own risk.

8.	Data Security

You are fully responsible for the security of data on your website or otherwise in your possession. You agree to comply with all applicable state and federal laws and rules in connection with your collection, security and dissemination of any personal, financial, Card, or transaction information (defined as “Data”) on your website. You agree that at all times you shall be compliant with the Payment Card Industry Data Security Standards (“PCI-DSS”) and the Payment Application Data Security Standards (“PA-DSS”), as applicable. You agree to promptly provide us with documentation evidencing your compliance with PCI DSS and/or PA DSS if requested by us. You also agree that you will use only PCI-compliant service providers in connection with the storage, or transmission of Card Data, defined as a cardholder’s account number, expiration date, and CVV2. You must not store CVV2 data at any time. Information on PCI-DSS can be found on the PCI Council’s website. It is your responsibility to comply with these standards.

9.	Audit Right

If we believe that a security breach or compromise of data has occurred, Shopify may require you to have a third party auditor that is approved by Shopify conduct a security audit of your systems and facilities and issue a report to be provided to Shopify, financial banks, and the Payment Networks.

10.	Privacy

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Your privacy and the protection of your data are very important to us. Shopify works with Stripe to provide the Shopify Payments, and both Shopify and Stripe may collect or receive certain personal data about you and your customers. For more information about Shopify’s privacy practices, you should review http://www.shopify.com/legal/privacy and for more information about Stripe’s privacy practices, you should review https://stripe.com/us/privacy. Reviewing these policies will help you understand how we collect, use and safeguard the information you provide to us.

11.	Privacy of Others

If you receive information about others, including Cardholders, through the use of the Service, you must keep such information confidential and only use it in connection with the Service.

You may not disclose or distribute any such information to a third party or use any such information for marketing purposes unless you receive the express consent of the user to do so. You may not disclose card numbers to any third party, other than in connection with processing a card transaction requested by the buyer customer.

12.	Restricted Use

You are required to obey all laws, rules, and regulations applicable to your use of the Service (for example, those governing financial services, consumer protections, unfair competition, anti-discrimination or false advertising). In addition to any other requirements or restrictions set forth in this Agreement, you shall not: (i) utilize the credit available on any Card to provide cash advances to Cardholders,(ii) submit any card transaction for processing that does not arise from your sale of goods or service to a buyer customer, (iii) act as a payment intermediary or aggregator or otherwise resell our services on behalf of any third party, (iv) send what you believe to be potentially fraudulent authorizations or fraudulent card transaction, or (v) use your Service Account or the Service in a manner that Visa, MasterCard, American Express, Discover or any other Payment Network reasonably believes to be an abuse of the Payment Network or a violation of Payment Network rules.

You further agree not to, nor to permit any third party to, do any of the following: (i) access or attempt to access our systems, programs or data that are not made available for public use: (ii) copy, reproduce, republish, upload, post, transmit, resell or distribute in any way material from us; (iii) permit any third party to use and benefit from the Service via a rental, lease, timesharing, service bureau or other arrangement; (iv) transfer any rights granted to you under this Agreement; (v) work around any of the technical limitations of the Service, use any tool to enable features or functionalities that are otherwise disabled in the Service, or decompile, disassemble or otherwise reverse engineer the Service, except to the extent that such restriction is expressly prohibited by law; (vi) perform or attempt to perform any actions that would interfere with the proper working of the Service, prevent access to or use of the Service by our other users, or impose an

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unreasonable or disproportionately large load on our infrastructure; or (vii) otherwise use the Service except as expressly allowed under this section.

13.	Suspicion of Unauthorized or Illegal Use

We reserve the right to not authorize or settle any transaction you submit which we believe is in violation of this Agreement, any other Shopify or Stripe agreement, or exposes you, other Shopify Payments users, our processors or Shopify or Stripe to harm, including but not limited to fraud and other criminal acts. You are hereby granting us authorization to share information with law enforcement about you, your transactions, or your Service Account if we reasonably suspect that your Service Account has been used for an unauthorized, illegal, or criminal purpose.

14.	Payment Network Rules

The Payment Networks have established guidelines, bylaws, rules, and regulations (“Payment Network Rules”). You are required to comply with all applicable Payment Network Rules that are applicable to merchants. You can review portions of the Payment Network rules at Visa and MasterCard. The Payment Networks reserve the right to amend the Payment Network Rules. Stripe, acting on behalf of Shopify, reserves the right to amend the Agreement at any time with notice to you as necessary to comply with Network Rules or otherwise address changes in the Service.

15.	Disclosures and Notices

You agree that Shopify can provide disclosures and notices regarding the Service to you by posting such disclosures and notices on our website, emailing them to the email address listed in your Service Account, or mailing them to the address listed in your Service Account. You also agree that electronic disclosures and notices have the same meaning and effect as if we had provided you with a paper copy. Such disclosures and notices shall be considered to be received by you within 24 hours of the time it is posted to our website or emailed to you unless we receive notice that the email was not delivered.

Section B: Getting a Service Account

1.	Registration

The Service is only made available to persons in the United States that operate a business selling goods and services, and the Service is not made available to persons to accept card payments for personal, family or household purposes. To use Shopify Payments for your business, you will first have to register for a Shopify Payments service account (“Service Account”). When you register for a Service Account, we will collect basic information including your name, company name, location, email address, tax identification number and phone number.

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You may choose to register as an individual (sole proprietor) or as a company or business. If you register as a company or business, you must also provide information about an owner or principal of the business and you must be authorized to act on behalf of the business and have the authority to bind the business to this Agreement. In order to sign up a business to use the Service, you must agree to this Agreement on behalf of the business. If you have so agreed, the term “you” will mean you, the natural person, as well as the business you represent. You understand that by registering for a Service Account, you are also registering for a Stripe Account, and that you are simultaneously providing your information to Shopify Payments for the purpose of opening a Service Account, and to Stripe for the purpose of establishing your Stripe Account.

2.	Company Descriptions and Site URL

As part of your registration, you must provide the name under which you do business (which may be the business’s legal name or a “doing business name”) (e.g. MyStore Online Widgets), and a billing descriptor. These two fields and your site URL (e.g. www.mystore.com) may appear in your customers’ credit or debit card statements. To avoid customer confusion and transaction disputes, it is important that you enter a description that clearly identifies your business. You agree to indemnify us from any costs from disputes due to your failure to do so.

3.	Verification and Underwriting

To verify your identity, we will require additional information including your business EIN or Tax ID, social security number, and date of birth. We may also ask for additional information to help verify your identity and assess your business risk including business invoices, a driver’s license or other government issued identification, or a business license. We may ask you for financial statements. We may request your permission to do a physical inspection at your place of business and to examine books and records that pertain to your compliance with this Agreement. Your failure to comply with any of these requests within five (5) days may result in suspension or termination of your Service Account. You authorize us to retrieve additional information about you from third parties and other identification services. Shopify may use your information to apply for card merchant acquiring accounts on your behalf with certain Payment Networks (such as American Express).

After we have collected and verified all your information, Shopify will review your account and determine if you are eligible to use the Service. Shopify may also share your information with our payment processors (such as Wells Fargo), each of which may also make a determination regarding your eligibility. We will notify you once your account has been either approved or deemed ineligible for use of the Service.

By accepting the terms of this Agreement, you are providing us with authorization to retrieve information about you by using third parties, including credit bureaus and other information providers. You acknowledge that such information retrieved may include your name, address history, credit history, and other data

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about you. We may periodically update this information to determine whether you continue to meet the eligibility requirements for a Service Account.

You agree that Shopify is permitted to contact and share information about you and your application (including whether you are approved or declined), and your Service Account with the payment processor, including Wells Fargo. This includes sharing information (a) about your transactions for regulatory or compliance purposes, (b) for use in connection with the management and maintenance of the Service, (c) to create and update their customer records about you and to assist them in better serving you, and (d) to conduct Shopify’s risk management process.

4.	Service Account - US only

By registering for a Service Account, you are confirming to be either a legal resident of the United States, a United States citizen or a business entity authorized to conduct business by the state in which it operates. The Service and your Service Account may only be used in the fifty states of the United States of America and the District of Columbia. You may not export the Service directly or indirectly, and you acknowledge that the Service may be subject to export restrictions imposed by US law, including US Export Administration Regulations (15 C.F.R. Chapter VII).

By accepting this Agreement you confirm that you will satisfy these requirements.

5.	Prohibited Businesses

By registering for a Service Account, you are confirming that you will not accept payments in connection with the following businesses, business activities or business practices: (1) door-to-door sales, (2) offering substantial rebates or special incentives to the Cardholder subsequent to the original purchase, (3) negative response marketing, (4) engaging in deceptive marketing practices, (5) sharing Cardholder’s data with another merchant for payment of up-sell or cross-sell product or service, (6) evading a Payment Network’s chargeback monitoring programs, (7) engaging in any form of licensed or unlicensed aggregation or factoring, (8) airlines, (9) age restricted products or services, (10) bail bonds, (11) bankruptcy lawyers, (12) bidding fee auctions, (13) collection agencies, (14) chain letters, (15) check cashing, wire transfers or money orders, (16) counterfeit goods, (17) currency exchanges or dealers, (18) embassies, foreign consulates or other foreign governments, (19) firms selling business opportunities, investment opportunities, mortgage consulting, credit repair or protection or real estate purchases with no money down, (20) credit card and identity theft protection, (21) cruise lines, (22) essay mills, (23) [INTENTIONALLY LEFT BLANK], (24) drug paraphernalia, (25) extended warranties, (26) fortune tellers, (27) gambling, (28) sports forecasting or odds making, (29) illegal products or services, (30) mail-order brides, (31) marijuana dispensaries and related businesses, (32) money transmitters or money service businesses, (33) multi-level marketing or pyramid schemes, (34) non-institutional pharmacies, (35) pseudo pharmaceuticals, (36) quasi-cash or stored value, (37) securities brokers,

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(38) sexually-oriented or pornographic products or services, (39) shipping or forwarding brokers, (40) substances designed to mimic illegal drugs, (41) telemarketing, (42) timeshares, (43) tobacco and e-cigarettes, (44) weapons and munitions, (45) virtual currency that can be monetized, re-sold or converted to physical or digital goods or services or otherwise exit the virtual world, (46) travel agencies, (47) personal computer technical support, and (48) predatory products or services.

By accepting this Agreement you confirm that you will satisfy these requirements.

Section C: Processing Card Transactions and Receiving Your Funds

1.	Processing Card Transactions

You agree that you will honor all eligible cards presented for payment by your customers for your goods and services in accordance with the Payment Network rules, this Agreement and any operating guides that we may provide you from time to time. You agree that you will obtain an authorization from the Payment Network(s) for each card transaction, as required under the Payment Network rules, and will not submit a card transaction for settlement where there is a negative authorization or the card is otherwise expired. You acknowledge that the existence of an affirmative authorization from us or the Payment Networks does not mean that a particular card transaction will not be subject to Chargeback, Reversal or Claim at a later date.

You will not impose any fee or surcharge on a customer that seeks to use an eligible payment card. You will provide a receipt to the customer at the conclusion of the purchase transaction that includes all information required under Payment Network rules and applicable law.

You will maintain appropriate records of all card transactions for a period of at least two (2) years from the date of the transaction.

You will display all Payment Network marks in accordance with the rules and procedures of the Payment Networks, and will use such marks only to indicate that you accept their cards for payment.

2.	Payouts and Transaction History

We will pay out funds settling from the Payment Networks to your designated bank settlement account in the amounts actually received (less our Fees as defined below) for card transactions submitted to our Service. The payouts will be made to the bank account (“Bank Account”) you provide for your Service Account. The Bank Account must be an account located at a bank in the United States and held in the name of the business. You are responsible for the accuracy and correctness of information regarding your Bank Account. Funds for any given transaction will not be transferred to your Bank Account until the transaction is deemed complete. Transactions will be deemed complete when we

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have received funds settling from the Payment Networks and when we or our processing financial institutions have accepted such funds. The actual timing of the transfers to your Bank Account of the settling funds will be subject to the Payout Schedule as defined below.

After each payout of card settlement funds to your Bank Account, we will update information in your Service Account to reflect settlement. Information regarding your card transactions processed and settled with the Services (“Transaction History”) will be available to you when you login to our website using your Service Account. We provide a minimum of one year of Transaction History on our website. Except as required by law, you are solely responsible for compiling and retaining permanent records of all transactions and other data associated with your Service Account, your Transaction History and your use of the Service.

3.	Payout Schedule

Payout schedule refers to the time it takes for us to initiate a transfer to your Bank Account of settlement funds arising from card transactions processed through the Service (“Payout Schedule”). Once your bank account information has been reviewed, Stripe, on behalf of Shopify, will initiate transfer of settlement funds (net Fees, chargebacks, and other funds owed to us for any reason) in accordance with the Payout Schedule, the terms of which will be made available to you when you login to our website using your Service Account. The settlement funds should normally be credited to your Bank Account within 1-2 days of us initiating the payout. We are not responsible for any action taken by the institution holding your Bank Account that may result in some or all of the funds not being credited to your Bank Account or not being made available to you in your Bank Account. You can contact Shopify to inquire about changing the timing of your Payout Schedule. Upon submitting a request, you will be informed of the process and requirements for Shopify to review your Payout Schedule.

Stripe, on behalf of Shopify and/or Wells Fargo reserves the right to change the Payout Schedule or suspend payouts to your Bank Account should we determine it is necessary due to pending disputes, excessive or anticipated excessive Chargebacks or refunds, or other suspicious activity associated with your use of the Service or if required by law or court order.

4.	Reconciliations and Errors

Your Transaction History will be available to you when you login to our website using your Service Account. Except as required by law, you are solely responsible for reconciling your Transaction History with your actual card payment transactions. You agree to notify us of any discrepancies arising from such reconciliation and verification. We will investigate any reported discrepancies and attempt to rectify any errors that you or we discover. In the event you are owed money as a result of the discrepancy, we will transfer funds to your Bank Account in the next scheduled payout. Your failure to notify us of an error or discrepancy in your Transaction History within sixty (60) days of when it first appears on your Transaction History will be deemed a waiver of any right to

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amounts owed to you in connection with any such error or discrepancy in processing your card payments.

If you submit or cause us to process transactions erroneously, you agree to contact us immediately. We will investigate any reported errors and attempt to rectify any errors that you or we discover by crediting or debiting your Service Account as appropriate. Shopify will only correct transactions that you process incorrectly if and when you notify us of such an error. Your failure to notify us of a processing error within thirty (30) days of when it first appears on your electronic transaction history will be deemed a waiver of any right to amounts owed to you.

5.	Refunds and Returns

By accepting these terms of service, you agree to submit any and all refunds and adjustments for returns of your products and services through the Service to the Cardholder’s card in accordance with the terms of this Agreement and Payment Network Rules. Payment Network Rules require that you will (i) maintain a fair return, cancellation or adjustment policy; (ii) disclose your return or cancellation policy to customers at the time of purchase, (iii) not give cash refunds to a customer in connection with a Card sale, unless required by law, and (iv) not accept cash or any other item of value for preparing a Card sale refund.

Full refunds must be for the exact dollar amount of the original transaction including tax, handling charges, and other charges. The refund amount may not exceed the original sale amount except by an amount equal to any reimbursements to customer for postage costs incurred for product returns. Refunds processed though the Service must be submitted within one hundred and eighty (180) days of the original transaction but in all cases, within three (3) days of approving the Cardholder refund.

For processed refunds, we, will deduct the refund amount (including any applicable Fees) from (i) settlement funds owed to you from processing of other card transactions, or (ii) funds in any Reserve Account. If these funds are not sufficient, you authorize us, to initiate an ACH debit entry to your Bank Account in the amount necessary to complete the refund transaction to the Cardholder’s card. In the event we cannot access your Bank Account by means of ACH debit entry, you agree to pay all funds owed to us upon demand. You are solely responsible for accepting and processing returns of your products and services; we have no responsibility or obligation for processing such returns.

6.	Chargebacks

A Chargeback (defined below in Section D(6)) is typically caused when a customer disputes a charge that appears on their bill. A Chargeback may result in the reversal of a transaction, with the amount charged back to you. You can be assessed Chargebacks for: (i) customer disputes, (ii) unauthorized or improperly authorized transactions, or (iii) transactions that do not comply with Payment Network Rules or the terms of this Agreement or are allegedly unlawful or

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suspicious, or (iv) any reversals for any reason by the Network, our processor or acquiring bank, or the Cardholder bank.

When a Chargeback is issued, you are immediately liable to Shopify for the full amount of payment of the Chargeback plus any associated Fees, fines, expenses or penalties (including those assessed by the Payment Networks or our payment processors). You agree that we may recover these amounts by debiting by means of ACH debit of your Bank Account associated with your Service Account, debiting your Reserve Account, or setting off any amounts owed to you by us. If we are unable to recover funds related to a Chargeback for which you are liable, you will pay us the full amount of the Chargeback immediately upon demand. You agree to pay all costs and expenses, including without limitation attorneys’ fees and other legal expenses, incurred by or on behalf of us in connection with the collection of any unpaid Chargebacks unpaid by you.

Further, if we reasonably believe that a Chargeback is likely with respect to any transaction, we may withhold the amount of the potential Chargeback from payments otherwise due to you under this Agreement until such time that: (a) a Chargeback is assessed due to a customer’s complaint, in which case we will retain the funds; (b) the period of time under applicable law or regulation by which the customer may dispute that the transaction has expired; or (c) we determine that a Chargeback on the transaction will not occur.

7.	Contesting your Chargebacks

You or Shopify may elect to contest Chargebacks assessed to your account. Shopify may provide you with assistance including notifications and software to help contest your Chargebacks. We do not assume any liability for our role or assistance in contesting Chargebacks.

You agree to provide us with the necessary information, in a timely manner and at your expense, to investigate or help resolve any Chargeback. You also grant us permission to share records or other information required with the Cardholder, the Cardholder’s financial institution, and your financial institution to help resolve any disputes. You acknowledge that your failure to provide us with complete and accurate information in a timely manner may result in an irreversible Chargeback being assessed.

If the Cardholder’s issuing bank or the Payment Network does not resolve a dispute in your favor, we may recover the Chargeback amount and any associated fees from you as described in this Agreement.

We reserve the right, upon notice to you, to charge a fee for mediating or investigating Chargeback disputes.

8.	Excessive Chargebacks

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At any point, Shopify, Stripe, Wells Fargo, the Payment Networks, or our payment processor(s) may determine that you are incurring excessive Chargebacks. Excessive Chargebacks may result in additional fees, penalties, or fines. Excessive Chargebacks may also result in additional controls and restrictions to your use of the Service, including without limitation, (i) changes to the terms of your Reserve Account, (ii) increases to your applicable Fees, (iii) delays in your Payout Schedule, or (iv) possible suspension or termination of your Service Account and the Service. The Networks may also place additional controls or restrictions as part of their own monitoring programs for merchants with excessive Chargebacks.

9.	Shopify Fees

You agree to pay the Fees (“Fees”) assessed by us to you for providing the payment services described in this Agreement. These fees will be calculated pursuant to the Fee Schedule linked to here and incorporated into this Agreement by reference.

We reserve the right to revise our Fees at any time, subject to a thirty (30) day notice period to you.

You acknowledge that you are also responsible for any penalties or fines imposed on us or directly on you by any Payment Network or financial institution as a result of your activities.

10.	Our Collection Rights

To the extent permitted by law, we may collect any obligations you owe us under this Agreement by deducting the corresponding amounts from the Reserve Account or from funds payable to you arising from the settlement of card transactions. Fees will be assessed at the time a transaction is processed and will be first deducted from the funds received for such transactions. If the settlement amounts or Reserve Account are not sufficient to meet your obligations to us, we may charge or debit the bank account or credit card registered in your Service Account for any amounts owed to us. Your failure to fully pay amounts that you owe us on demand will be a breach of this Agreement. You will be liable for our costs associated with collection in addition to the amount owed, including without limitation attorneys’ fees and expenses, costs of any arbitration or court proceeding, collection agency fees, and any applicable interest.

Additionally, we may require a personal guaranty from a principal of a business for funds owed under this Agreement.

11.	Reserves

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Funds held in reserves are amounts of money set aside to cover Chargebacks, refunds, or other payment obligations under this agreement (a “Reserve Account”). We, in our discretion, will set the terms of your Reserve Account and notify you of such terms, which may require that a certain amount (including the full amount) of the funds received for your transaction is held for a period of time or that additional amounts are held in the Reserve Account. We, in our discretion, may elect to change the terms of the Reserve Account at any time for any reason based on your payment processing history or as requested by our payment processors.

We may require you to fund the Reserve Account by means of: (i) any funds payouts made or due to you for card transactions submitted to the Service, or, or (ii) amounts available in your Bank Account by means of ACH debit to that Bank Account, or (iv) other sources of funds associated with your Service Account; or (iv) requesting that you provide funds to us for deposit to the Reserve Account.

12.	Security Interest

You grant us a lien and security interest in the Reserve Account, all Card transactions (including future Card transactions), any rights to receive credits or payments under this Agreement, and all deposits and other property of yours possessed or maintained by us on your behalf. You will execute, deliver, and pay the fees for any documents we request to create, perfect, maintain and enforce this security interest.

Section D: Termination and Other General Legal Terms

1.	Term

The Agreement is effective upon the date you agree to it (by electronically indicating acceptance) and continues so long as you use the Service or until terminated by Shopify, Stripe, or Wells Fargo.

2.	Termination

You may terminate this Agreement by closing your Service Account at any time by following the instructions on our website in your Account Profile. We may terminate this Agreement and close your Service Account at any time for any reason effective upon providing you notice in accordance with Section A16 above. We may suspend your Service Account and your access to the Service and any funds in your Service Account, or terminate this Agreement, if (i) we determine in our sole discretion that you are ineligible for the Service because of the risk associated with your Service Account, including without limitation significant credit or fraud risk, or for any other reason; or (ii) you do not comply with any of the provisions of this Agreement, (iii) upon request of an Organization or the a card issuer. Termination of your Service Account does not terminate your separate account with Stripe or the Shopify Merchant Agreement.

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3.	Effects of Termination

Upon termination and closing of your Service Account, we will immediately discontinue your access to the Service. You agree to complete all pending transactions, immediately remove all logos for Cards, and stop accepting new transactions through the Service. You will not be refunded the remainder of any fees that you have paid for the Service if your access to or use of the Service is terminated or suspended. Any funds in our custody will be paid out to you subject to the terms of your payout schedule.

Termination does not relieve you of your obligations as defined in this Agreement and we may elect to continue to hold any funds deemed necessary pending resolution of any other terms or obligations defined in this Agreement, including but not limited to Chargebacks, Fees, Refunds, or other investigations or proceedings.

Termination of this Agreement will not necessarily terminate your Shopify Merchant Agreement, unless Shopify informs you otherwise.

Upon termination you agree: (i) to immediately cease your use of the Service (ii) to discontinue use of any Shopify or Stripe trademarks and to immediately remove any Shopify or Stripe references and logos from your Site (iii) that the license granted under this Agreement shall end, (iv) that we reserve the right (but have no obligation) to delete all of your information and account data stored on our servers, and (v) we will not be liable to you for compensation, reimbursement, or damages in connection with your use of the Service, or any termination or suspension of the Service or deletion of your information or account data.

4.	Your License

We grant you a personal, limited, non-exclusive, revocable, non-transferable license, without the right to sublicense, to electronically access and use the Service solely to accept and receive payments and to manage the funds you so receive. The Service includes our website, any software, programs, documentation, tools, internet-based services, components, and any updates (including software maintenance, service information, help content, bug fixes or maintenance releases) thereto provided to you by us. You will be entitled to download updates to the Service, subject to any additional terms made known to you at that time, when we make these updates available.

5.	Ownership

The Service is licensed and not sold. We reserve all rights not expressly granted to you in this Agreement. The Service is protected by copyright, trade secret and other intellectual property laws. We own the title, copyright and other worldwide Intellectual Property Rights (as defined below) in the Service and all copies of the Service. This Agreement does not grant you any rights to our trademarks or service marks.

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For the purposes of this Agreement, “Intellectual Property Rights” means all patent rights, copyright rights, mask work rights, moral rights, rights of publicity, trademark, trade dress and service mark rights, goodwill, trade secret rights and other intellectual property rights as may now exist or hereafter come into existence, and all applications therefore and registrations, renewals and extensions thereof, under the laws of any state, country, territory or other jurisdiction.

You may choose to or we may invite you to submit comments or ideas about the Service, including without limitation about how to improve the Service or our products (“Ideas”). By submitting any Idea, you agree that your disclosure is gratuitous, unsolicited and without restriction and will not place us under any fiduciary or other obligation, and that we are free to use the Idea without any additional compensation to you, and/or to disclose the Idea on a non-confidential basis or otherwise to anyone. You further acknowledge that, by acceptance of your submission, we do not waive any rights to use similar or related ideas previously known to us, or developed by our employees, or obtained from sources other than you.

6.	Your Liability

You are responsible for all Reversals, Chargebacks, Claims, fines, fees, penalties and other liability arising out of or relating to your breach of this Agreement, and/or your use of the Service. You agree to reimburse your customer, Shopify, Stripe, Wells Fargo and any third party designated by Shopify, Stripe or Wells Fargo for any and all such liability. “Chargeback” means a request that a buyer customer files directly with his or her card company or card issuing bank to invalidate a processed payment. “Claim” means a challenge to a payment that you or a buyer customer files directly with Shopify. “Reversal” means Shopify reverses the settlement of funds from a processed card transaction that you received because (a) the card transaction is invalidated by the card issuer, (b) the settlement funds were sent to you in error by (i) Shopify, Stripe or Wells Fargo; (ii) the processors, suppliers or licensors of Shopify, Stripe or Wells Fargo; or (iii) any of the respective affiliates, agents, directors and employees of any of the entities listed in (i) or (ii) above, (c) the sender of the payment did not have authorization to send the payment (for example: the buyer used a card that did not belong to the buyer), (d) you received the payment for activities that violated this Agreement or any other Shopify or Stripe agreement, or (e) we decided a Claim against you.

We will have the final decision-making authority with respect to Claims, including without limitation claims for refunds for purchased items that are filed with us by you or your customers. You will be required to reimburse us for your liability. Your liability will include the full purchase price of the item plus the original shipping cost (and in some cases you may not receive the item back). You will not receive a refund of any fees paid to us.

Without limiting the foregoing, you agree to defend, indemnify, and hold harmless Shopify, Stripe, Wells Fargo and their respective employees and agents

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(collectively “Disclaiming Entities”) from and against any claim, suit, demand, loss, liability, damage, action or proceeding arising out of or relating to (i) your breach of any provision of this Agreement, and/or (ii) your use of the Service, including without limitation any Reversals, Chargebacks, Claims, fines, fees, penalties and attorneys’ fees; (iii) your, or your employee’s or agent’s, negligence or willful misconduct; or (iv) third party indemnity obligations we incur as a direct or indirect result of your acts or omissions (including indemnification of any Payment Network or Issuer).

If you are liable for any amounts owed to us, we may immediately remove such amounts from your Reserve Account and deduct the amounts owed to us from such Reserve Account funds. If you do not have sufficient funds in the Reserve Account to cover your liability, you will be required to immediately add additional funds to your Reserve Account to cover funds owed to us. If you do not do so, we may engage in collections efforts to recover such amounts from you at your cost and expense.

7.	Representation and Warranties

You represent and warrant to us that: (a) you are at least eighteen (18) years of age; (b) you are eligible to register and use the Service and have the right, power, and ability to enter into and perform under this Agreement; (c) the name identified by you when you registered is your name or business name under which you sell goods and services; (d) any sales transaction submitted by you will represent a bona fide sale by you; (e) any sales transactions submitted by you will accurately describe the goods and/or services sold and delivered to a purchaser; (f) you will fulfill all of your obligations to each customer for which you submit a transaction and will resolve any consumer dispute or complaint directly with the purchaser; (g) you and all transactions initiated by you will comply with all federal, state, and local laws, rules, and regulations applicable to your business, including any applicable tax laws and regulations; (h) except in the ordinary course of business, no sales transaction submitted by you through the Service will represent a sale to any principal, partner, proprietor, or owner of your entity; (i) you will not use the Service, directly or indirectly, for any fraudulent undertaking or in any manner so as to interfere with the use of the Service.

8.	No Warranties

THE SERVICE AND ALL ACCOMPANYING DOCUMENTATION ARE PROVIDED ON AN “AS IS” AND “AS AVAILABLE” BASIS, WITHOUT ANY WARRANTIES, EITHER EXPRESS, IMPLIED, OR STATUTORY, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT. USE OF THE SERVICE IS AT YOUR OWN RISK.

NO ADVICE OR INFORMATION, WHETHER ORAL OR WRITTEN, OBTAINED BY YOU FROM OR THROUGH THE SERVICE OR FROM (I) SHOPIFY, STRIPE OR WELLS FARGO; (II) THE PROCESSORS, SUPPLIERS OR LICENSORS OF SHOPIFY, STRIPE OR WELLS FARGO; OR (III) ANY OF THE

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RESPECTIVE AFFILIATES, AGENTS, DIRECTORS AND EMPLOYEES OF ANY OF THE ENTITIES LISTED IN (I) OR (II) ABOVE (COLLECTIVELY, THE “DISCLAIMING ENTITIES” AND INDIVIDUALLY A “DISCLAIMING ENTITY”), WILL CREATE ANY WARRANTY. YOU SPECIFICALLY ACKNOWLEDGE THAT WE DO NOT HAVE ANY CONTROL OVER THE PRODUCTS OR SERVICES THAT ARE PAID FOR WITH THE SERVICES, AND WE CANNOT ENSURE THAT YOUR CUSTOMERS WILL COMPLETE A TRANSACTION OR ARE AUTHORIZED TO DO SO.

WITHOUT LIMITING THE FOREGOING, THE DISCLAIMING ENTITIES DO NOT WARRANT THAT THE INFORMATION THEY PROVIDE OR THAT IS PROVIDED THROUGH THE SERVICE IS ACCURATE, RELIABLE OR CORRECT; THAT THE SERVICE WILL MEET YOUR REQUIREMENTS; THAT THE SERVICE WILL BE AVAILABLE AT ANY PARTICULAR TIME OR LOCATION, THAT THE SERVICE WILL FUNCTION IN AN UNINTERRUPTED MANNER OR BE SECURE; THAT ANY DEFECTS OR ERRORS WILL BE CORRECTED; OR THAT THE SERVICE IS FREE OF VIRUSES OR OTHER HARMFUL COMPONENTS. ANY SUBJECT MATTER DOWNLOADED OR OTHERWISE OBTAINED THROUGH THE USE OF THE SERVICE IS DOWNLOADED AT YOUR OWN RISK AND YOU WILL BE SOLELY RESPONSIBLE FOR ANY DAMAGE TO YOUR PROPERTY OR LOSS OF DATA THAT RESULTS FROM SUCH DOWNLOAD. THE DISCLAIMING ENTITIES MAKE NO REPRESENTATIONS OR WARRANTIES ABOUT HOW LONG WILL BE NEEDED TO COMPLETE THE PROCESSING OF A TRANSACTION.

THE DISCLAIMING ENTITIES DO NOT WARRANT, ENDORSE, GUARANTEE, OR ASSUME RESPONSIBILITY FOR ANY PRODUCT OR SERVICE ADVERTISED OR OFFERED BY A THIRD PARTY THROUGH THE SERVICE OR ANY HYPERLINKED WEBSITE OR SERVICE, OR FEATURED IN ANY BANNER OR OTHER ADVERTISING, AND NEITHER SHOPIFY, STRIPE NOR WELLS FARGO WILL BE A PARTY TO OR IN ANY WAY MONITOR ANY TRANSACTION BETWEEN YOU AND THIRD-PARTY PROVIDERS OF PRODUCTS OR SERVICES.

9.	Limitation of Liability and Damages

IN NO EVENT SHALL A DISCLAIMING ENTITY (AS DEFINED IN SECTION 8 ABOVE) BE LIABLE FOR ANY LOST PROFITS, LOSS OF DATA, OR ANY INDIRECT, PUNITIVE, INCIDENTAL, SPECIAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES ARISING OUT OF, IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE SERVICES, INCLUDING WITHOUT LIMITATION THE USE OF, INABILITY TO USE, OR UNAVAILABILITY OF THE SERVICE. UNDER NO CIRCUMSTANCES WILL ANY OF THE DISCLAIMING ENTITIES (AS DEFINED IN SECTION 8 ABOVE) BE RESPONSIBLE FOR ANY DAMAGE, LOSS OR INJURY RESULTING FROM HACKING, TAMPERING OR OTHER UNAUTHORIZED ACCESS OR USE OF THE SERVICE OR YOUR SERVICE ACCOUNT OR THE INFORMATION CONTAINED THEREIN.

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THE DISCLAIMING ENTITIES ASSUME NO LIABILITY OR RESPONSIBILITY FOR ANY (A) PERSONAL INJURY OR PROPERTY DAMAGE, OF ANY NATURE WHATSOEVER, RESULTING FROM YOUR ACCESS TO OR USE OF THE SERVICE; (B) ANY UNAUTHORIZED ACCESS TO OR USE OF SERVERS USED IN CONNECTION WITH THE SERVICES AND/OR ANY AND ALL PERSONAL INFORMATION STORED THEREIN; (C) ANY INTERRUPTION OR CESSATION OF TRANSMISSION TO OR FROM THE SERVICE; (D) ANY SOFTWARE BUGS, VIRUSES, TROJAN HORSES, OR OTHER HARMFUL CODE THAT MAY BE TRANSMITTED TO OR THROUGH THE SERVICE; (E) ANY ERRORS, INACCURACIES OR OMISSIONS IN ANY CONTENT OR INFORMATION, FOR ANY LOSS OR DAMAGE INCURRED AS A RESULT OF THE USE OF ANY CONTENT OR INFORMATION, IN EACH CASE POSTED, EMAILED, STORED, TRANSMITTED, OR OTHERWISE MADE AVAILABLE THROUGH THE SERVICE; AND/OR (F) USER CONTENT OR THE DEFAMATORY, OFFENSIVE, OR ILLEGAL CONDUCT OF ANY THIRD PARTY.

WITHOUT LIMITING THE FOREGOING PROVISIONS OF THIS SECTION 9, THE DISCLAIMING ENTITIES’ CUMULATIVE LIABILITY TO YOU SHALL BE LIMITED TO DIRECT DAMAGES AND IN ALL EVENTS SHALL NOT EXCEED IN THE AGGREGATE THE AMOUNT OF FEES PAID BY YOU TO SHOPIFY DURING THE THREE (3) MONTH PERIOD IMMEDIATELY PRECEDING THE EVENT GIVING RISE TO THE CLAIM FOR LIABILITY.

THIS LIMITATION OF LIABILITY SECTION APPLIES REGARDLESS OF THE LEGAL THEORY ON WHICH THE CLAIM IS BASED, INCLUDING WITHOUT LIMITATION CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, OR ANY OTHER BASIS. THE LIMITATIONS APPLY EVEN IF SHOPIFY, STRIPE OR WELLS FARGO HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

THE PROVISIONS OF THIS SECTION 9 SHALL APPLY TO THE FULLEST EXTENT PERMITTED BY LAW IN THE APPLICABLE JURISDICTION.

The Service is controlled and operated from its facilities in the United States. We make no representations that the Service is appropriate or available for use in other locations. Those who access or use the Service from other jurisdictions do so at their own volition and are entirely responsible for compliance with all applicable United States, foreign and local laws and regulations, including but not limited to export and import regulations. You may not use the Service if you are a resident of a country embargoed by the United States, or are a foreign person or entity blocked or denied by the United States government. Unless otherwise explicitly stated, all materials found on the Service are solely directed to individuals, companies, or other entities located in the United States.

10.	Disputes; Choice of Law; Jurisdiction and Venue

You agree that any disputes arising out of or relating to this Agreement or the Service shall be resolved in accordance with this Section 10.

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This Agreement is governed by the laws of the State of California (without regard to its choice of law provisions). The exclusive venue for any actions or claims arising under or related to this Agreement shall be in the appropriate state or federal court located in Santa Clara County, California. ALL PARTIES IRREVOCABLY WAIVE ANY AND ALL RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING ANY CLAIM RELATING TO OR ARISING UNDER THIS AGREEMENT. Headings are included for convenience only, and shall not be considered in interpreting this Agreement. The Agreement does not limit any rights that we may have under trade secret, copyright, patent or other laws. Our failure to assert any right or provision under this Agreement shall not constitute a waiver of such right or provision. No waiver of any term of this Agreement shall be deemed a further or continuing waiver of such term or any other term.

11.	Right to Amend

We have the right to change or add to the terms of this Agreement at any time, and to change, delete, discontinue, or impose conditions on any feature or aspect of the Service or software with notice that we in our sole discretion deem to be reasonable in the circumstances, including such notice on our website or any other website maintained or owned by us for the purposes of providing services in terms of this Agreement. Any use of the Service or software after our publication of any such changes shall constitute your acceptance of this Agreement as modified.

12.	Assignment

This Agreement, and any rights and licenses granted hereunder, may not be transferred or assigned by you without our prior written consent, but may be assigned by us without consent or other restriction.

13.	Change of Business

You agree to give us at least 30 days prior notification of your intent to change your current product or services types, your trade name or the manner in which you accept payment. You agree to provide us with prompt notification if you are the subject of any voluntary or involuntary bankruptcy or insolvency petition or proceeding. You also agree to promptly notify us of any adverse change in your financial condition, any planned or anticipated liquidation or substantial change in the basic nature of your business, any transfer or sale of 25% or more of your total assets or any change in the control or ownership of you or your parent entity. You will also notify us of any judgment, writ, warrant of attachment, execution or levy against 25% or more of your total assets not later than three days after you obtain knowledge of it.

14.	Parties

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This Agreement binds you and your respective heirs, representatives, and permitted and approved successors (including those by merger and acquisition) or any permitted assigns.

15.	Third Party Services and Links to Other Web Sites

You may be offered services, products and promotions provided by third parties and not by us. If you decide to use these Third Party Services, you will be responsible for reviewing and understanding the terms and conditions associated with these services. You agree that we are not responsible for the performance of these services. The Shopify website may contain links to third party websites as a convenience to you. The inclusion of any website link does imply an approval, endorsement, recommendation by us. You agree that you access any such website at your own risk, and that the site is not governed by the terms and conditions contained in this Agreement. We expressly disclaim any liability for these websites. Please remember that when you use a link to go from our website to another website, our Privacy Policy is no longer in effect. Your browsing and interaction on any other website, including those that have a link on our website, is subject to that website’s own rules and policies.

16.	Force Majeure

No party will be liable for delays in processing or other nonperformance caused by such events as fires, telecommunications failures, utility failures, power failures, equipment failures, labor strife, riots, war, terrorist attack, nonperformance of our vendors or suppliers, acts of God, or other causes over which the respective party has no reasonable control, except that nothing in this section will affect or excuse your liabilities and obligations under Section 10, including without limitation for Reversals, Chargebacks, Claims, fines, fees, refunds or unfulfilled products and services.

17.	Entire Agreement

These terms and conditions and all policies and procedures that are incorporated herein by reference constitute the entire agreement between you, Shopify, Stripe and Wells Fargo with respect to the provision of the Service. In the event of a conflict between this Agreement and any other Shopify or Stripe agreement or policy, this Agreement shall prevail on the subject matter of this Agreement. Except as expressly provided in this Agreement, these terms describe the entire liability of Shopify, Stripe, Wells Fargo and our vendors and suppliers (including processors) and sets forth your exclusive remedies with respect to the Service and your access and use of the Service. If any provision of this Agreement (or portion thereof) is held to be invalid or unenforceable under applicable law, then it shall be changed and interpreted to accomplish the objectives of such provision to the greatest extent possible under applicable law, and the remaining provisions will continue in full force and effect.

18.	Survival

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In addition to any provision that is reasonably necessary to accomplish or enforce the purpose of this Agreement, the following sections of this Agreement survive and remain in effect in accordance with their terms upon the termination of this Agreement: Sections A(3), A(11) C(4), C(5),C(6),C(9), C(10),C(11), C(12), D(3), D(5), D(6), D(8), D(9), D(10), D(17), D(18) and D(19).

19.	Organization Disclosure

The Wells Fargo mailing address is Wells Fargo Bank, 1200 Montego Way, Walnut Creek, CA 94598 and its phone number is 1-800-451-5817. Wells Fargo discloses that: (a) it is the only entity approved to extend acceptance of Organization products directly to you; (b) it must be a principal to this Agreement; (c) it is responsible for educating you on pertinent Payment Network rules with which you must comply, but this information may be provided to you by Shopify or Stripe; (d) it is responsible for and must provide settlement funds to you; and (e) it is responsible for all funds held in reserve that are derived from settlement.

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SHOPIFY PAYMENTS FEE SCHEDULE

Costs	Fees
Setup Cost	$0 (none)

Cost per successful payment received	2.5% of each transaction + 30¢ per transaction

Cost per failed payment	$0 (none)

Cost per refund	$0 (none). Transaction fees are returned to you following the refund.

Cost per chargeback	$15 per chargeback deducted at the time of receipt. Chargeback fees are returned to you for any successfully overturned chargebacks.

Additional cost for American Express transactions	$0 (none)

Additional cost for international or business cards	$0 (none)

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Schedule 9:

Stripe Fees and Revenue Sharing

(a)	Payment Network Pass-Through Fees. Shopify USA will reimburse Stripe for interchange fees, fixed acquirer network fees (FANF), and all other fees, dues and assessments imposed by the Payment Networks on a per transaction basis for transactions processed by Stripe for Shopify Merchants under the Agreement, as well as all fines and similar assessments levied by Payment Networks arising out of a Shopify Merchant’s breach or non-compliance with any Payment Network rule.

(b)	Per Authorization Fees. Shopify USA will pay Stripe a monthly fee for each payment authorization processed by Stripe for a Shopify Merchant under the Agreement, in accordance with the volume tiers set forth in Table 1 below. The applicable tier for the month will be determined based on the monthly average number of combined U.S. and Canadian authorizations for all card types (e.g. Visa, MasterCard, Amex etc..) and all transactions types (e.g. credit and debit) in the immediately preceding three (3) month period under this Agreement and the Original Platform Agreement. For clarity, although the average number of monthly authorizations is based on combined US and Canadian authorizations, the per authorization fee set forth in Table 1 applies only to U.S. authorizations processed by Stripe under Shopify Payments, unless otherwise mutually agreed upon in writing by the Parties. For example, if in the three (3) months preceding the month for which the per authorization fee is to be paid the combined U.S. and Canadian authorization volumes are:

a)	Month 1 = [*****] authorizations,

b)	Month 2 = [*****] authorizations, and

c)	Month 3 = [*****] authorizations,

then the average monthly authorization volume would be: [*****], which falls in Tier 2 in Table 1 below, resulting in a per authorization fee of [*****]. If Stripe processed [*****] U.S. authorizations during the month, Shopify USA would owe Stripe a [*****] Authorization Fee.

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For the purposes of this Schedule, “authorization” is considered as any PreAuthorization or Card Validation Transaction, regardless of decline, approval, or void status. Only PreAuthorization and Card Validation Transactions will qualify towards the per Authorization Fee and Monthly Authorization Volume values. Capture, Void, and Refund transactions are not considered separate Authorizations, and therefore will not incur a per Authorization Fee, or count towards Monthly Authorization Volume, but an authorization that occurs in connection with any such action (for example, an authorization followed by a Capture) will be considered an Authorization.

Table 1. Volume Tiers

Tier	Average Monthly Authorization Volume	Per Authorization Fee
1	[*****]	$	[*****]
2	[*****]	$	[*****]
3	[*****]	$	[*****]
4	[*****]	$	[*****]

(c)	Percentage of Transaction. Shopify USA will pay Stripe a monthly fee equal to [*****]% of the total captured net amount of each transaction processed by Stripe for a Shopify Merchant under the Agreement during the month in question.

(d)	Monthly Fees. Shopify USA will pay Stripe a monthly fee of [*****] per Shopify Merchant for which Stripe processes transactions under a unique merchant ID (“MID”). For clarity, the monthly Shopify Merchant fee does not apply to Shopify Merchants processing transactions under the Original Platform Agreement or under the Shopify USA sub-mid operated under a Merchant Agreement.

(e)	Chargeback Fees. Shopify USA will pay Stripe a fee of [*****] for each chargeback processed by Stripe on behalf of a Shopify Merchant.

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(f)	Banking/ACH Fees. Shopify USA will pay Stripe a fee of [*****] for each successful transfer to a Shopify Merchant.

(g)	Timing and Method of Payment. Shopify will pay Stripe on the schedule that Stripe is charged by Wells Fargo or American Express for fees associated with processing under this Agreement, as reported by Stripe from time to time. As of the date of this Agreement, the frequency of payment shall be monthly. Amounts owing by Shopify shall be paid by ACH unless otherwise agreed upon.

(h)	Shopify Billing. Stripe will process transactions for Shopify goods and services at Stripe’s then-current rates and subject to other charges applicable to Shopify Payments merchant transactions as set forth above in this Schedule 9.

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